                                                                    EXHIBIT 10.1




                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             PATTERSON ENERGY, INC.

                       PATTERSON DRILLING COMPANY LP, LLLP

                                       AND

                           JONES DRILLING CORPORATION

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I - THE MERGER............................................................................................1
   Section 1.1       The Merger...................................................................................1
   Section 1.2       Effective Time...............................................................................2
   Section 1.3       Effects of the Merger........................................................................2
   Section 1.4       Certificate of Limited Partnership...........................................................2
   Section 1.5       Conversion of Securities; Merger Consideration...............................................2
   Section 1.6       Closing Date Modified Working Capital, Adjustment to Merger Consideration;
                     Payment of Merger Consideration..............................................................2
   Section 1.7       No Fractional Shares.........................................................................4
   Section 1.8       No Further Ownership Rights in Company Common Stock..........................................4
   Section 1.9       Further Assurances...........................................................................4
   Section 1.10      Closing......................................................................................4
ARTICLE II - REPRESENTATIONS AND WARRANTIES OF PARENT.............................................................5
   Section 2.1       Organization, Standing and Power.............................................................5
   Section 2.2       Authority; Non-Contravention.................................................................5
   Section 2.3       Capital Structure............................................................................6
   Section 2.4       SEC Documents................................................................................6
   Section 2.5       Environmental Matters........................................................................6
   Section 2.6       Litigation...................................................................................8
   Section 2.7       Brokers......................................................................................8
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF COMPANY...........................................................8
   Section 3.1       Organization, Standing and Power.............................................................8
   Section 3.2       Capital Structure............................................................................9
   Section 3.3       Ownership of Company Common Stock............................................................9
   Section 3.4       Authority; Non-Contravention.................................................................9
   Section 3.5       Financial Statements........................................................................10
   Section 3.6       Absence of Material Adverse Change..........................................................10
   Section 3.7       Taxes.......................................................................................10
   Section 3.8       Real and Personal Property; Title Thereto...................................................11
   Section 3.9       Accounts Receivable.........................................................................12
   Section 3.10      Liabilities.................................................................................12
   Section 3.11      Insurance...................................................................................12
   Section 3.12      Contracts and Other Agreements..............................................................12
   Section 3.13      Records.....................................................................................12
   Section 3.14      Transactions with Affiliates................................................................13
   Section 3.15      Employee Benefit Plans; Employment Agreements...............................................13
   Section 3.16      Labor Matters...............................................................................14
   Section 3.17      Environmental Matters.......................................................................14
   Section 3.18      Litigation..................................................................................15
   Section 3.19      Governmental Licenses and Permits; Compliance with Law......................................15
   Section 3.20      Brokers.....................................................................................15
   Section 3.21      Bank Accounts...............................................................................15


                                       i
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
   Section 3.22      Distributions to Shareholders of Company....................................................15
   Section 3.23      Workers' Compensation Claims................................................................16
   Section 3.24      Company Shareholders........................................................................16
   Section 3.25      Termination of Employee Plans...............................................................16
   Section 3.26      Basis in Subsidiary Stock...................................................................16
ARTICLE IV - REPRESENTATIONS AND WARRANTIES REGARDING SUB........................................................16
   Section 4.1       Organization, Standing and Ownership........................................................16
   Section 4.2       Authority; Non-Contravention................................................................16
ARTICLE V - COVENANTS RELATING TO CONDUCT OF BUSINESS............................................................17
   Section 5.1       Conduct of Business Pending the Merger......................................................17
   Section 5.2       No Solicitation.............................................................................19
ARTICLE VI - ADDITIONAL AGREEMENTS...............................................................................19
   Section 6.1       Fees and Expenses...........................................................................19
   Section 6.2       Reasonable Efforts..........................................................................19
   Section 6.3       Public Announcements........................................................................20
   Section 6.4       Indemnification.............................................................................20
   Section 6.5       Certain Tax Matters.........................................................................23
   Section 6.6       Access to Information.......................................................................23
   Section 6.7       Filing of Registration Statement on Form S-3................................................24
   Section 6.8       Condition of Company Equipment..............................................................24
   Section 6.9       Company Business and Financial Records......................................................24
   Section 6.10      Employee Benefits...........................................................................24
   Section 6.11      Delivery of Daily Drilling Reports..........................................................25
   Section 6.12      No Solicitation of Employees................................................................25
ARTICLE VII - CONDITIONS PRECEDENT TO THE MERGER.................................................................25
   Section 7.1       Conditions to Each Party's Obligation to Effect the Merger..................................25
   Section 7.2       Conditions to Obligation of Company to Effect the Merger....................................26
   Section 7.3       Conditions to Obligations of Parent and Sub to Effect the Merger............................28
ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER.................................................................30
   Section 8.1       Termination.................................................................................30
   Section 8.2       Effect of Termination.......................................................................31
   Section 8.3       Amendment...................................................................................31
   Section 8.4       Waiver......................................................................................31
ARTICLE IX - POST CLOSING COVENANTS..............................................................................32
   Section 9.1       Access to Information.......................................................................32
ARTICLE X - GENERAL PROVISIONS...................................................................................32
   Section 10.1      Notices.....................................................................................32
   Section 10.2      Interpretation..............................................................................34
   Section 10.3      Counterparts................................................................................34
   Section 10.4      Entire Agreement; No Third-Party Beneficiaries..............................................34
   Section 10.5      Governing Law...............................................................................34
   Section 10.6      Assignment..................................................................................34
   Section 10.7      Severability................................................................................34
   Section 10.8      Enforcement of This Agreement...............................................................35


                                       ii
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
SCHEDULE I        Shareholders of Jones Drilling Corporation
SCHEDULE II       Working Capital and Capital Expenditures
SCHEDULE III      Affiliates of Company Shareholders

EXHIBIT A-1       Non-Competition Agreement - LaWayne E. Jones
EXHIBIT A-2       Non-Competition Agreement - Lance E. Jones
EXHIBIT B         Registration Rights Agreement
EXHIBIT C-1       Investment Representation Letter - LaWayne E. Jones
EXHIBIT C-2       Investment Representation Letter - Lance E. Jones
EXHIBIT D         Form of Selling Shareholder Questionnaire
EXHIBIT E         Tax Indemnity Promissory Note
EXHIBIT F-1       Company Option Agreement
EXHIBIT F-2       JDC Option Agreement
EXHIBIT F-3       LaWayne Option Agreement

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of January 5, 2001 (this "Agreement"), among PATTERSON ENERGY, INC., a Delaware corporation ("Parent"), PATTERSON DRILLING COMPANY LP, LLLP, a Delaware registered limited liability limited partnership and a wholly-owned indirect subsidiary of Parent ("Sub"), and JONES DRILLING CORPORATION, an Oklahoma corporation ("Company") (Sub and Company being hereinafter collectively referred to as the "Constituent Entities").

                                   WITNESSETH:

         WHEREAS, the respective Boards of Directors of Parent and Company and the general partner and limited partner of Sub have approved and declared fair to and advisable and in the best interests of their respective stockholders, in the case of Parent and Company, and partners, in the case of Sub, the merger of Company with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of Common Stock, par value $10.00, of Company ("Company Common Stock") will be converted into cash and shares of PEC common stock as provided herein;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, Parent, Sub and Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware Revised Uniform Limited Partnership Act ("DULPA") and the Oklahoma General Corporation Act ("OGCA"), Company shall be merged with and into Sub at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Company shall cease and Sub shall continue as the surviving entity (the "Surviving Entity") under the name "Patterson Drilling Company LP, LLLP," and shall succeed to and assume all the rights and obligations of Company in accordance with DULPA.

         Section 1.2 Effective Time. The Merger shall become effective when the Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of

DULPA, is filed with the Secretary of State of the State of Delaware. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for record. The filing of the Certificate of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth herein. Notwithstanding the Effective Time as defined in this Section, for accounting and tax purposes, the Merger will be deemed to be effective at 12:01 a.m. on January 1, 2001, and all transactions effected by Company after that date and prior to the Effective Time will be for the account of Surviving Entity and will be so reported by Company and Surviving Entity.

         Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 17-211 of DULPA.

         Section 1.4 Certificate of Limited Partnership. The Certificate of Limited Partnership of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Limited Partnership of Surviving Entity until thereafter changed or amended as provided therein or by applicable law.

         Section 1.5 Conversion of Securities; Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of either shareholder of Company, the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $10,710,838 cash, subject to adjustment pursuant to Section 1.6, and 660,886 shares of Parent Common Stock (the "Parent Shares"). The Parent Shares and cash as adjusted are referred to herein as the "Merger Consideration." All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing shares of Company Common Stock (the "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor in accordance with Section 1.7.

         Section 1.6 Closing Date Modified Working Capital, Adjustment to Merger Consideration; Payment of Merger Consideration.

                  (a) Not less than three business days prior to Closing, Company will deliver to Parent an estimate of its Modified Working Capital (defined below) as of Closing (the "Estimated Closing Date Modified Working Capital"). To the extent that the Estimated Closing Date Modified Working Capital is less than $6.5 million minus the Estimated Qualified Capital Expenditures (defined below), such difference shall be deducted from the cash portion of the Merger Consideration. The Merger Consideration, as adjusted pursuant to the preceding sentence, shall be paid to the Company Shareholders at Closing.

                  For purposes of this Section 1.6(a):

                  o "Modified Working Capital" means Working Capital less Qualified Capital Expenditures.

                  o "Working Capital" means cash, plus marketable securities, receivables and inventory, less accounts payable and accrued liabilities, including tax liabilities.

                  o "Qualified Capital Expenditures" means capital expenditures for drilling equipment booked: (i) after September 30, 2000, and on or before November 13, 2000 (increase in accounts payable or reduction in cash will cause a reduction of Working Capital), and
                           (ii) on or after November 13, 2000, and up to and including the date of Closing, with prior approval of
                           A. Glenn Patterson, President and Chief Operating Officer of Parent, required for individual purchases on or after November 13, 2000, in excess of $5,000 per purchase.

                  o "Estimated Qualified Capital Expenditures" means the amount of Qualified Capital Expenditures used in calculating the Estimated Closing Date Modified Working Capital.

Working Capital and capital expenditures shall be determined on a modified accrual tax basis of accounting consistent with prior disclosures of Company to Parent as set forth on Schedule II, which will include, among other accruals, accruals for all taxes payable by Company.

                  (b) As promptly as practicable (but in no event later than 60 business days after Closing), the shareholders of the Company listed on Schedule I attached hereto (collectively, the "Company Shareholders") shall deliver to Parent (i) a consolidated balance sheet of Company dated as of December 31, 2000 (the "Closing Balance Sheet"), (ii) a consolidated statement of income for the two months ended December 31, 2000, and (iii) an accompanying closing statement (the "Closing Statement") reasonably detailing the Company Shareholders' determination of Company's Modified Working Capital as of the date of Closing (the "Actual Closing Date Modified Working Capital") each of which shall (x) be complete and correct in all material respects, (y) be prepared in conformity with modified accrual tax basis accounting consistently applied, and (z) present fairly the financial condition of the Company at the dates presented and the results of operations of Company for the periods covered. Parent must, within 30 business days after Parent's receipt of the Closing Date Balance Sheet and the Closing Statement, give written notice (the "Notice") to the Company Shareholders specifying in reasonable detail Parent's objections, if any, with respect thereto, including, without limitation, any objections relating to the Company shareholder's determination of the Closing Date Balance Sheet and the Actual Closing Date Modified Working Capital. With respect to any disputed amounts, the parties shall meet in person and negotiate in good faith during the 10 business day period (the "Resolution Period") after the date of the Company Shareholders' receipt of the Notice to resolve any such disputes. If the parties are unable to resolve all such disputes within the Resolution Period, then within five business days after the expiration of the Resolution Period, all unresolved disputes shall be submitted to the Independent Accountant (as defined) who shall be engaged to provide a final and conclusive resolution of all unresolved disputes within 15 business days after such engagement. The determination of the Independent Accountant shall be final, binding and conclusive on the parties hereto, and the fees and expenses of the Independent Accountant shall be borne by the party that the Independent

Accountant determines is the nonprevailing party or, in the discretion of the Independent Accountant, may be split between Parent and Sub, on the one hand, and the Company Shareholders, on the other. For purposes of this Agreement, "Independent Accountant" means an independent accountant mutually agreed upon by Parent and Company.

                  (c) To the extent the Actual Closing Date Modified Working Capital is less than the Estimated Closing Date Modified Working Capital, the Company Shareholders shall pay such deficiency (together with interest at the rate of nine percent (9%) per annum from the Closing Date until paid) to Parent within five business days after its final determination pursuant to Section 1.6(b). To the extent the Actual Closing Date Modified Working Capital is greater than the Estimated Closing Date Modified Working Capital, such excess shall be promptly paid to the Company Shareholders in immediately available funds (together with interest at the rate of nine percent (9%) per annum from the Closing Date until paid).

         Section 1.7 No Fractional Shares. No certificates representing fractional shares of Parent Common Stock shall be issued. Rather, the fractional share shall be rounded up or down to the nearest full share with .5 of a share being rounded up.

         Section 1.8 No Further Ownership Rights in Company Common Stock. All Merger Consideration issued and paid in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock.

         Section 1.9 Further Assurances. If, at any time after the Effective Time, the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Entity, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Entities, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Entity and its proper officers or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Entities, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Entities and at Parent's expense, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Entities and otherwise to carry out the purposes of this Agreement.

         Section 1.10 Closing. The closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Bracewell & Patterson L.L.P., Dallas, Texas at 10:00 a.m. local time, on the second business day after the day on which the last conditions set forth in Article VII hereof shall have been fulfilled or waived, or at such other time and place as Parent and Company shall agree.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to Company as follows:

         Section 2.1 Organization, Standing and Power. Parent (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted, and (ii) is in good standing in each jurisdiction where the character of its business owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate, have a Material Adverse Effect on Parent. "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or Company any change or effect that is or, so far as can reasonably be determined, is likely to be materially adverse to the assets, properties, condition (financial or otherwise), business or results of operations of Parent and its subsidiaries taken as a whole or of Company, as the case may be.

         Section 2.2 Authority; Non-Contravention. Parent has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated therein, including the Merger. The execution and delivery by Parent of this Agreement and the consummation by Parent of the Merger have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and (assuming the valid authorization, execution and delivery of this Agreement by Company) constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not or will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent under, any provision of (i) the Certificate of Incorporation or Bylaws of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its properties or assets, other than, in the case of clauses (ii) or
(iii), any such conflicts, violations, defaults, rig losses, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent to perform its obligations hereunder or under the Registration Rights Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Agency:) is required by or with respect to Parent in connection with the execution and delivery of this Agreement or is necessary for the consummation by Parent of the Merger, except for (i) in connection or in compliance, with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934 (the "Exchange Act"),
(ii) such consents and approvals, orders, registrations, authorizations, declarations and filings as may be required under the "Blue

Sky" laws of the State of Oklahoma, (iii) such filings and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Improvements Act"), and (iv) such other consents, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent or materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of the transaction contemplated hereby.

         Section 2.3 Capital Structure. As of the date hereof, the authorized capital stock of Parent consists of 50,000,000 shares of common stock, par value $0.01 per share ("Parent Common Stock") and 1,000,000 shares of preferred stock, par value $0.01 per share ("Parent Preferred Stock"). At the close of business on November 30, 2000, (i) 37,149,736 shares of Parent Common Stock were validly issued and outstanding, fully paid and nonassessable and free of preemptive rights; and (ii) no shares of Parent Preferred Stock are issued and outstanding. The Parent Common Stock is designated as a national market security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. The Parent Shares issued as a part of the Merger Consideration in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

         Section 2.4 SEC Documents. Parent has filed all required documents with the Securities and Exchange Commission ("SEC") since January 1, 1998 (the "Parent/SEC Documents"). As of their respective dates, the Parent/SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Parent/SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent/SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries) as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

         Section 2.5 Environmental Matters.

                  (a) Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on Parent, to the actual knowledge of the executive officers of Parent:

                           (i) Parent and its subsidiaries hold, and are in compliance with and have been in compliance with for the last three years, all Environmental Permits, and are otherwise in substantial compliance and have been in substantial compliance for the last three years with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere prior to the date of Closing with compliance by Parent and its subsidiaries with Environmental Laws;

                           (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby or the operation of the business of Parent or any of its subsidiaries on the date of the Closing;

                           (iii) neither Parent nor any of its subsidiaries, including Sub, has received any Environmental Claim, nor has any Environmental Claim been threatened against Parent or any of its subsidiaries;

                           (iv) neither Parent nor any of its subsidiaries has entered into, agreed to or is subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

                           (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which Parent or any of its subsidiaries would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

                           (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of Parent or any of its subsidiaries under any Environmental Laws.

                  (b) For purposes of this Agreement, the terms below shall have the following meanings:

                           "Environmental Claim" means any written complaint,
                  notice, claim, demand, action, suit or judicial, administrative or arbitral proceeding by any person to Parent or any of its subsidiaries (or, for purposes of Section 3.17, Company or Subsidiary) asserting liability or potential liability (including without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities of Parent or any of its subsidiaries (or, for purposes of Section 3.17 Company or Subsidiary) under any Environmental Law.

                           "Environmental Permits" means all permits, licenses,
                  registrations, exemptions and other governmental authorizations required under Environmental Laws for Parent or any of its subsidiaries (or, for purposes of Section 3.17, Company or Subsidiary) to conduct its operations as presently conducted.

                           "Environmental Laws" means all applicable foreign,
                  federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to pollution or protection of the environment, to the extent and in the form that such exist at the date hereof.

                           "Hazardous Materials" means all hazardous or toxic
                  substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials and substances, including but not limited to radioactive materials, regulated pursuant to any Environmental Laws.

         Section 2.6 Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of Parent, threatened against Parent or any of its subsidiaries at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would, if adversely determined, impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which Parent or any of its subsidiaries is subject that would impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby.

         Section 2.7 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company represents and warrants to Parent and Sub as follows:

         Section 3.1 Organization, Standing and Power. Each of Company and its wholly owned subsidiary, JDC Exploration, Inc. ("Subsidiary"), is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Company and Subsidiary is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually, or in the aggregate, have a Material Adverse Effect on the Company. Other than Subsidiary, Company has no subsidiaries. For purposes of this section, subsidiary means any corporation, partnership, joint venture or other legal entity of which Company (either alone or through any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         Section 3.2 Capital Structure. The authorized capital stock of Company consists of 4,000 shares of Company Common Stock. At the close of business on the day immediately preceding the date of this Agreement, 2,010 shares of Company Common Stock were validly issued, outstanding, fully paid and nonassessable and free of preemptive rights. There are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which Company is a party or by which it is bound obligating Company to issue, additional shares of capital stock of Company.

         Section 3.3 Ownership of Company Common Stock. Section 3.3 of Company disclosure schedule dated as of the date of this Agreement previously delivered to Parent ("Company Disclosure Schedule") sets forth a true and correct list of the ownership of Company Common Stock by the shareholders of Company (referred to herein as the "Company Shareholders"). Each of the Company Shareholders beneficially holds such Company Common Stock free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933 and state securities laws), taxes, Liens (as defined below in this Section), options, warrants, purchase rights, contracts, commitments, equities, claims and demands. Neither of the Company Shareholders is a party to (i) any option, warrant, purchase right, or other contract or commitment that could require him to sell, transfer, or otherwise dispose of any Company Common Stock (other than pursuant to this Agreement) or (ii) any voting trust, proxy, or other agreement or understanding with respect to Company Common Stock. For purposes of this Agreement "Liens" means liens, mortgages, pledges, security interests, encumbrances, claims or charges of any kind.

         Section 3.4 Authority; Non-Contravention. Company has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated therein, including the Merger. This Agreement has been duly executed and delivered by Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub) constitutes a valid and binding obligation of Company enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the Merger and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice of lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charges or encumbrances upon any of the properties or assets of Company under, any provision of (i) the Articles of Incorporation or

Bylaws of Company (true and complete copies of which as of the date hereof have been delivered to Parent), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Company or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its respective properties or assets, other than, in the case of clauses (ii) or
(iii), any such conflicts, violations, defaults, rights, liens, losses, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Company, materially impair the ability of Company to perform its obligations hereunder or prevent the consummation of the Merger. Except as set forth on Section 3.4 of the Company Disclosure Schedule or such filings and approvals as may be required under the Improvements Act, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Company in connection with the execution and delivery of this Agreement by Company or is necessary for the consummation by Company of the Merger or any other transaction contemplated by this Agreement.

         Section 3.5 Financial Statements. Included in Section 3.5 of the Company Disclosure Schedule are copies of the following unaudited financial statements (collectively, the "Company Financial Statements") of Company: (i) consolidated balance sheet and consolidated statement of income for and as of the year ended October 31, 2000, (ii) consolidating balance sheets as of October 31, 1999 and October 31, 2000; and (iii) consolidating statements of income for each of the years in the four-year period ended October 31, 2000.

         Except as may be set forth in Section 3.5 of the Company Disclosure Schedule, the Company Financial Statements (a) are complete and correct in all material respects, (b) have been prepared in conformity with modified accrual tax basis accounting consistently applied, and (c) present fairly the financial condition of Company at the dates presented and the results of operations of Company for the periods covered. There does not, and there will not be at Closing, exist any fact, event, condition or claim known to Company which would cause a Material Adverse Change in the Company Financial Statements as presented other than as set forth therein.

         Section 3.6 Absence of Material Adverse Change. Except as otherwise set forth in Section 3.6 of the Company Disclosure Schedule, there has not been any Material Adverse Change with respect to Company since October 31, 2000.

         Section 3.7 Taxes.

                  (a) Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Company (whether or not shown on any tax return) have been paid. Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) Company does not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of Company either (A) claimed or raised by any authority in writing or (B) as to which any of the Company Shareholders and the directors and officers (and employees responsible for Tax matters) of Company has knowledge based upon personal contact with any agent of such authority. None of the Company's federal, state, local, or foreign income Tax Returns have been audited since October 1994. Company has delivered to Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Company since October 31, 1994.

                  (d) Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) Schedule II to this Agreement contains a complete and accurate accounting of all accruals for taxes due and payable by the Company for all periods prior to and ending with December 31, 2000.

                  (f) Company has no obligation to make a payment that will not be deductible under Code Section 280G. Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662. Company is not a party to any Tax allocation or sharing agreement. Company (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is Company) and (B) does not have any Liability for the Taxes of any Person (other than Company) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, other than with respect to Subsidiary.

                  (g) For purposes of this Agreement, (a) "Code" means the Internal Revenue Code of 1986, as amended, (b) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, transfer, severance or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority, and (c) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         Section 3.8 Real and Personal Property; Title Thereto. Set forth in
Section 3.8 of the Company Disclosure Schedule is a complete and accurate schedule of (a) all real and personal property owned by the Company having an individual fair market value in excess of $20,000 or $50,000 in the aggregate, including, but not limited to, all drilling rigs, related equipment and rolling stock, and (b) any real or personal property held by Company under lease. Except as set forth in Section 3.8 of the Company Disclosure Schedule, Company has good and, with respect to the real property, indefeasible title to all of such real property and personal property, subject to no Liens except for
(i) Liens for taxes not yet delinquent or the validity of which is being contested in good faith, and (ii) any Liens arising by operation of law securing obligations not yet overdue. Any real or personal property held by Company under lease are held under valid and enforceable leases which will continue in full force and effect immediately after the Closing Date; Company is not in default with respect to any such lease. Subsidiary owns no assets other than direct and indirect royalty interests, working interests in oil and gas properties and leasehold interests and related leasehold equipment.

         Section 3.9 Accounts Receivable. Set forth in Section 3.9(a) of the Company Disclosure Schedule is a complete and accurate schedule of the accounts receivable of Company as of November 30, 2000, as reflected in the balance sheet as of that date included in the Company Financial Statements, together with an accurate aging of those accounts. To the best knowledge of Company, except as may be set forth in Section 3.9(b) of the Company Disclosure Schedule, the accounts described in Section 3.9(a) have been collected in full, or are collectible at their full amounts.

         Section 3.10 Liabilities. There are no liabilities of Company of any kind, whether contingent or fixed, other than (i) liabilities disclosed or provided for in the balance sheet of Company as of October 31, 2000, included in the Company Financial Statements or disclosed in Section 3.10 of the Company Disclosure Schedule, or (ii) liabilities incurred in the ordinary course of business since October 31, 2000, none of which, either individually or in the aggregate, may be reasonably expected to be materially adverse to the business, assets, condition (financial or otherwise) or results of operations of Company.

         Section 3.11 Insurance. Set forth in Section 3.11 of the Company Disclosure Schedule is an accurate and complete list and brief description of all policies of fire and extended coverage, liability, worker compensation and other forms of similar insurance or indemnity bonds held by Company. Company is not in default in any material respect with respect to any provisions of any such policy or indemnity bond and has not failed to give any notice or present any claim thereunder in due and timely fashion, which failure would materially adversely affect the condition (financial or otherwise), results of operations, assets, liabilities or business of Company.

         Section 3.12 Contracts and Other Agreements. Except as disclosed on
Section 3.12 of the Company Disclosure Schedule, Company is not a party to or bound by any written or oral (i) employment, agency, consulting or similar contract which cannot be terminated upon 30 days' notice without liability to Company; (ii) lease, whether as lessor or lessee, with respect to any real or personal property involving payment or receipt of more than $20,000; (iii) contract or commitment involving payment or receipt of more than $20,000 a year;
(iv) credit agreements; (v) guarantee, suretyship, indemnification or contribution agreement; (vi) drilling contracts; or (vii) other contracts not made in the ordinary course of business.

         Section 3.13 Records. Except as set forth in Section 3.13 of the Company Disclosure Schedule, the stock record books and minute books of Company are complete and correct in all material respects, and record all transactions required to be set forth concerning all proceedings, consents, actions and meetings of the shareholders and the Board of Directors of Company.

         Section 3.14 Transactions with Affiliates. Except as otherwise set forth in Section 3.14 of the Company Disclosure Schedule, no Affiliate (as hereinafter defined) has any direct or indirect interest in or owns directly or indirectly any asset or right owned by or used in the conduct of the business of Company or is party to any contract, lease, agreement, arrangement or commitment used in such business.

                  "Affiliate" as used in this Section 3.14 means a person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under, control with Company. For purposes of this definition, the officers, directors and shareholders of Company shall be deemed Affiliates.

         Section 3.15 Employee Benefit Plans; Employment Agreements.

                  (a) With respect to all the employee pension or welfare benefit plans, incentive programs and compensation agreements and arrangements of Company, including, but not limited to, the Jones Drilling Corporation 401(k) Employees' Retirement Plan (the "Company Retirement Plan") and related trust maintained for the benefit of any current or former employee, officer or director of Company (collectively, the "Company Plans"), except as would not, individually or in the aggregate, have a Material Adverse Effect on Company: (i) none of the Company Plans is a multi-employer plan within the meaning of ERISA;
(ii) none of the Company Plans promises or provides retiree medical or life insurance benefits to any person, except as otherwise required by law; (iii) each Company Plan intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Company Plan; (iv) each Company Plan has been operated in all respects in accordance with its terms and the requirements of applicable law, regulations and other administrative pronouncements; and (v) Company has not incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Company Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such liability. The aggregate projected benefit obligations of any Company Plan subject to Title IV of ERISA do not exceed the fair market value of the assets of such Company Plan. Except as set forth in Section 3.15 of the Company Disclosure Schedule, Company has no Company Plans or any employment or severance agreements with any of its employees and this transaction will not cause or trigger the payment of any severance or termination pay to any employee of Company;

                  (b) Compliance by Company with the following actions on or prior to Closing will not result in any liability to Surviving Entity from employees of Company: (i) spinning off from the Company Retirement Plan the portion of such plan attributable to participants in such plan who will not be employees of Surviving Entity immediately following Closing; and (ii) other than the Company Retirement Plan and the Company's health and life insurance programs, terminating all Company Plans, including those listed in Section 3.15 of Company Disclosure Schedule; and (iii) terminating the participation in the Company's health and life insurance programs of all employees of Company, L.E. Jones Drilling Company, Henderson Welding, Inc., L.E.J. Truck and

Crane, Inc. and any Affiliate of these companies, who will not be employees of Surviving Entity immediately following Closing, as designated in Section 3.15 of the Company Disclosure Schedule.

         Section 3.16 Labor Matters. (i) Company is not a party to any collective bargaining agreement or other material contract or agreement with any labor organization or other representative of employees nor is any such contract being negotiated; (ii) there is no material unfair labor practice charge or complaint pending nor, to the knowledge of Company, threatened, with regard to employees of Company; (iii) there is no labor strike, material slowdown, material work stoppage or other material labor controversy in effect, or, to the knowledge of Company, threatened against Company; (iv) as of the date hereof, no representation question exists, nor to the knowledge of any of the Company are there any campaigns being conducted to solicit cards from the employees of Company to authorize representation by a labor organization; (v) Company is not party to, or is not otherwise bound by, any consent decree with any governmental authority relating to employees or employment practices of Company; (vi) Company has not incurred any liability under, and has complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such Act; and (vii) except as disclosed in
Section 3.16 of the Company Disclosure Schedule, Company is in compliance with all applicable agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees, except where the failure to be in compliance with each such agreement, contract and policy would not, either singly or in the aggregate, have a Material Adverse Effect on Company.

         Section 3.17 Environmental Matters.

                  (a) Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on Company, to the actual knowledge of Company or of the Company
Shareholders:

                           (i) Company and Subsidiary hold, and are in compliance with and have been in compliance with for the last three years, all Environmental Permits, and is otherwise in substantial compliance and has been in substantial compliance for the last three years with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere prior to the Effective Time with compliance by Company or Subsidiary with Environmental Laws;

                           (ii) No modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by Company and Subsidiary of the transactions contemplated hereby or the operation of the business of Company on the date of the Closing;

                           (iii) Neither Company nor Subsidiary has received any Environmental Claim, nor has any Environmental Claim been threatened against Company or Subsidiary;

                           (iv) Neither Company nor Subsidiary has entered into, agreed to or is subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

                           (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which Company or Subsidiary would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

                           (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of Company or Subsidiary under any Environmental Laws.

         Section 3.18 Litigation. Except as set forth in Section 3.18 of the Company Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of Company, threatened against Company or Subsidiary at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which Company or Subsidiary is subject.

         Section 3.19 Governmental Licenses and Permits; Compliance with Law. Company has not received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval, the revocation or modification of which would have a Material Adverse Effect on Company. The conduct of the business of Company or Subsidiary complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures to comply, if any, that, individually or in the aggregate, would not have a Material Adverse Effect on Company.

         Section 3.20 Brokers. Except as set forth in Section 3.20 of the Company Disclosure Schedule, no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company.

         Section 3.21 Bank Accounts. A complete list of each bank account maintained by Company, including safe deposit boxes maintained by Company, the account balances and the names of the persons authorized to draw down upon or have access thereto is set forth in Section 3.21 of the Company Disclosure Schedule.

         Section 3.22 Distributions to Shareholders of Company. Except as set forth in Section 3.22 of the Company Disclosure Schedule, Company, since October 31, 2000, has not declared, set aside or paid any dividends on, or made any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise made any payments to any of the stockholders of Company.

         Section 3.23 Workers' Compensation Claims. Except as set forth in
Section 3.23 of the Company Disclosure Schedule, there are no workers' compensation claims pending or, to the knowledge of Company, threatened against Company.

         Section 3.24 Company Shareholders. Schedule I attached hereto sets forth a true and complete list of the holders of all outstanding shares of Company Common Stock.

         Section 3.25 Termination of Employee Plans. Company has taken all actions agreed to by it pursuant to Section 6.10(a).

         Section 3.26 Basis in Subsidiary Stock. As of December 31, 2000: (A) the basis of JDC in its assets is $2,233,656; (B) the basis of Company in its stock in JDC (or the amount of any Excess Loss Account as that term is defined in Treasury Regulation Section 1.1502-19) is $2,233,656; and (C) the amount of any deferred gain or loss allocable to JDC arising out of any Deferred Intercompany Transaction as that term is defined in Treasury Regulation Section 1.1502-13) is Zero.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES REGARDING SUB

         Parent and Sub jointly and severally represent and warrant to Company as follows:

         Section 4.1 Organization, Standing and Ownership. Sub is a registered limited liability limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is a wholly-owned indirect subsidiary of Parent. Sub is treated as a "C" Corporation for Federal Income Tax purposes, within the meaning of the Internal Revenue Code of 1986 (as amended).

         Section 4.2 Authority; Non-Contravention. Sub has all requisite power and authority to enter into this Agreement and to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement by Sub, the performance by Sub of its obligations hereunder and the consummation by of the transactions contemplated hereby have been duly authorized by its General Partner and Limited Partner and, except for the limited partnership filings required by state law, no other limited partnership proceedings on the part of Sub are necessary to authorize this Agreement and the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sub and (assuming the due authorization, execution and delivery of this Agreement by Company) constitutes a valid and binding obligation of Sub enforceable against Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice of lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charges or encumbrances upon any of the properties or assets of Sub under, any provision of (i) the Certificate of Limited Partnership or Agreement of Limited Partnership of Sub (true and complete copies of which as of the date hereof have been delivered to Company), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Sub, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sub or any of its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, losses, liens, security interests, charges or encumbrances that individually or in the aggregate, would not have a Material Adverse Effect on Sub, materially impair the ability of Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.


                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 5.1 Conduct of Business Pending the Merger.

                  (a) Actions. During the period from the date of this Agreement through the Effective Time, unless Parent consents thereto in writing (which consent will not be unreasonably withheld), Company shall, in all material respects, carry on its business in the ordinary course and consistent with past practice and, to the extent consistent therewith and with the terms of this Agreement, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, prior to the Effective Time, except as otherwise expressly contemplated by this Agreement (including, but not limited to, Section 5.1 of the Company Disclosure Schedule), Company shall not, without the prior written consent of Parent, which consent will not be unreasonably withheld:

                           (i) (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such; (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (z) purchase, redeem or otherwise acquire any shares of capital stock of its or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                           (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or grant any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or equity equivalent;

                           (iii) amend its Articles of Incorporation or amend in any material respects its Bylaws;

                           (iv) acquire, merge or consolidate with, or purchase a portion of the assets of or equity in, any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, in each case that involves a transaction exceeding $10,000 in the aggregate, or commence any proceedings with respect thereto, or engage in any negotiations with any person or entity concerning any such transaction, excluding, however, the purchase of equipment from Henderson Supply referenced in Section 3.14 of Company Disclosure Schedule, and any Qualified Capital Expenditures contemplated by Section 1.6 of this Agreement;

                           (v) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of any of its assets that is material, individually or in the aggregate;

                           (vi) make any capital expenditures in excess of $5,000 per expenditure without the prior written consent of A. Glenn Patterson, President and Chief Operating Officer of Parent, and as otherwise set forth on Section 5.1 of the Company Disclosure Schedule, which consent will not be unreasonably withheld;

                           (vii) (A) pay, discharge, or satisfy any material claims, liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of its liabilities or its obligations in the ordinary course of business or in accordance with their terms as in effect on the date hereof; (B) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization; (C) enter into any collective bargaining agreement, successor collective bargaining agreement or amended collective bargaining agreement; (D) change any accounting principle used by it, except for such changes required to be implemented prior to the Effective Time pursuant to generally accepted accounting principles; (E) settle or compromise any litigation brought against it, other than settlements or compromises of any litigation where the amount paid in settlement or compromise (including without limitation the cost to it, as the case may be, of complying with any provision of such settlement or compromise other than cash payments) does not exceed $10,000, exclusive of amounts covered by insurance; (F) enter into any new or amend any existing drilling contract without the prior approval of A. Glenn Patterson, President and Chief Operating Officer of Parent, which consent will not be unreasonably withheld;

                           (viii) (A) enter into any new, or amend any existing, severance agreement or arrangement, deferred compensation arrangement or employment agreement with any officer, director or employee, except that, it may hire additional employees to the extent deemed by its management to be in its best interests; provided, that it may not enter into any employment or severance agreement or any deferred compensation arrangement with any such additional employees,
         (B) adopt any new, or amend any existing, incentive, retirement or welfare benefit arrangements, plans or programs for the benefit of current, former or retired employees (other than amendments required by law or to maintain the tax qualified status of such plans under the
         Code), or (C) grant any increases in employee compensation, other than in the ordinary course or pursuant to promotions, in each case consistent with past practice (which shall include normal individual periodic performance reviews and related compensation and benefit increases);

                           (ix) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness in excess of $10,000 or issue or sell any debt securities or guarantee any debt securities of others or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than Parent; or

                           (x) authorize or enter into any agreement to do any of the foregoing.

                  (b) Advice of Changes. Company shall promptly advise Parent orally and in writing of any change or event which would have a Material Adverse Effect on Company or would prohibit the Merger or the other transactions contemplated hereby.

         Section 5.2 No Solicitation. From and after the date hereof, Company will not, and will cause its officers, directors, employees, agents and other representatives not to, directly or indirectly, solicit or initiate any offer for Company or the capital stock of Company, and not to solicit or initiate, directly or indirectly, discussions, negotiations, considerations or inquiries concerning an offer for Company, from any person, or engage in discussions or negotiations relating thereto, or provide to any other person any information or data relating to Company or the contract drilling operations of Company for the purpose of, or have any substantive discussions with any person relating to, or otherwise cooperate with or assist or participate in, or facilitate, any offer or any inquiry or proposal which would reasonably be expected to lead to any effort or attempt by any person to effect an offer, or agree to endorse any such inquiry or offer.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         Section 6.1 Fees and Expenses. All costs and expenses incurred by Parent or Sub in connection with this Agreement and the transactions contemplated hereby shall be paid by Parent; such costs and expenses incurred by Company and its shareholders, including the costs, expenses and fee payable to the broker referenced on Section 3.20 of the Company Disclosure Schedule, shall be paid by the Company Shareholders.

         Section 6.2 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the prompt satisfaction of the conditions hereto.

         Section 6.3 Public Announcements. Before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, Parent, on the one hand, and Company, on the other, will consult with each other, and will undertake reasonable efforts to agree upon the terms of such press release, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the Nasdaq National Market.

         Section 6.4 Indemnification.

                  (a) After the Effective Time, the Company Shareholders (the "Indemnifying Shareholders") shall severally, and not jointly (allocated according to their respective ownership of common stock of the Company), indemnify and hold Parent and Sub harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees of Parent or Sub) in excess of $50,000 in the aggregate ("Shareholders' Basket Amount"), but not exceeding $10,000,000 in the aggregate amount (the "Shareholders' Indemnity Cap"), relating to any misrepresentation, breach of any representation or warranty or non-fulfillment of any agreement on the part of Company or Company Shareholders under this Agreement; provided, however, that the Shareholders' Basket Amount shall not be applicable in respect of any claim for indemnification relating to any actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees) arising out of or based upon (i) a fraudulent misrepresentation by Company in this Agreement, (ii) any unpaid or undisclosed Tax liabilities of Company, or (iii) any of the actions taken by Company pursuant to its agreements in Section 6.10(a). Any written notice of claim for indemnification shall be given to the Indemnifying Shareholders by Parent or Sub within 30 days after it has knowledge of any misrepresentation or breach of warranty or non-fulfillment of any agreement on the part of Company, which may give rise to a claim for indemnification. The indemnification obligation provided for in this Section 6.4(a) shall terminate and be of no further force and effect after 24 months from the Effective Time, except (i) as to any representation or warranty as to which a written notice of claim for indemnification has been given to the Indemnifying Shareholders, prior to the expiration of such 24-month period; and
(ii) for a claim for indemnification for unpaid or undisclosed Tax liability of Company given to the Indemnifying Shareholders, prior to the thirtieth day following expiration of the full applicable statutory period of limitations.

                  Notwithstanding anything in this Section 6.4(a) to the contrary, the Shareholders' Basket Amount and the Shareholders' Indemnity Cap will be reduced by any amount of indemnity payable by either or both of the Company Shareholders pursuant to any of the following agreements each of which is dated of even date with this Agreement: (i) the Asset Purchase Agreement among Parent, Sub and L.E. Jones Drilling Company, (ii) the LLC Interest Purchase Agreement between Sub and Henderson Welding, Inc. and (iii) the LLC Interest Purchase Agreement between Sub and L.E.J. Truck & Crane, Inc. determined without reference to the availability of a basket amount under such agreements, such that the aggregate basket amount applicable under this Agreement and all of such other agreements with respect to the Company Shareholders will be $50,000 and the aggregate indemnity cap amount applicable under this Agreement and all of such other agreements with respect to the Company Shareholders will be $10,000,000.

                  (b) In addition to, and not as a part of, the indemnification provided for in Section 6.4(a), the Indemnifying Shareholders, severally, but not jointly, agree to indemnify and hold Parent and Sub harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees of Parent and Sub) relating to, arising out of, or as a consequence of the deaths of the three employees of Company referred to in paragraph number 2 in Section 3.18 of the Company Disclosure Schedule, the race and sex discrimination suits referred to in paragraphs numbered 1 and 2 of
Section 3.15 of the Company Disclosure Schedule and any age discrimination or similar claim or suit brought by Edward Garcia (the "Assumed Claims"), with the understanding of the Indemnifying Shareholders that the Shareholders' Basket Amount and the Shareholders' Indemnity Cap do not apply to this indemnification and there is no time limit on the indemnification obligations of the Indemnifying Shareholders under this paragraph with respect to the Assumed Claims. The Indemnifying Shareholders agree to assume the defense of the Assumed Claims upon the Closing and to permit Parent reasonable opportunity to monitor such defense. Parent agrees that it will, and it will cause the Company after the Closing to, provide the Indemnifying Shareholders with such access during regular business hours to Company records and other assistance (at the expense of the Indemnifying Shareholders) relating to the Assumed Claims as the Indemnifying Shareholders may reasonably request from time to time.

                  (c) After the Effective Time, Parent and Sub (the "Indemnifying Companies") shall jointly and severally indemnify and hold Shareholders harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonably attorneys' fees of Shareholders) in excess of $50,000 in the aggregate ("Companies' Basket Amount"), but not exceeding $10,000,000 in the aggregate amount (the "Companies' Indemnity Cap"), relating to (i) any misrepresentation, breach of any representation or warranty or non-fulfillment of any agreement on the part of the Indemnifying Companies under this Agreement; or (ii) any liability of Surviving Entity arising from an event occurring after the Effective Time; provided, however, that the Companies' Basket Amount shall not be applicable in respect of any claim for indemnification relating to any actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees) arising out of or based upon: (i) a fraudulent misrepresentation by either of the Indemnifying Companies in this Agreement; or (ii) the failure of Parent or Sub to honor the provisions of subparagraphs (i) through (vi) of Section 6.10(b). Any written notice of claim for indemnification shall be given to either of the Indemnifying Companies by either Company Shareholder within 30 days after he has knowledge of any misrepresentation or breach of warranty or non-fulfillment of any agreement on the part of the Indemnifying Companies, which may give rise to a claim for indemnification. The indemnification obligation provided for in this Section 6.4(c) shall terminate and be of no further force and effect after 24 months from the Effective Time, except as to any representation or warranty as to which a written notice of claim for indemnification has been given to the Indemnifying Shareholders, prior to the expiration of such 24-month period.

                  Notwithstanding anything in this Section 6.4(c) to the contrary, the Companies' Basket Amount and the Companies' Indemnity Cap will be reduced by any amount of indemnity payable by either or both of the Indemnifying Companies pursuant to any of the following Agreements each of which is dated of even date with this Agreement: (i) the Asset Purchase Agreement among Parent, Sub and L.E. Jones Drilling Company, (ii) the LLC Interest Purchase Agreement between Sub and Henderson Welding, Inc. and (iii) the LLC Interest Purchase Agreement between Sub and L.E.J. Truck & Crane, Inc. determined without reference to the availability of a basket amount under such agreements, such that the aggregate basket amount applicable under this Agreement and all of such other agreements with respect to the Indemnifying Companies will be $50,000 and the aggregate indemnity cap amount applicable under this Agreement and all of such other agreements with respect to the Indemnifying Company will be $10,000,000.

                  (d) If for any reason the Internal Revenue Service determines that the Merger is not properly characterized as a "reorganization" as defined in Section 368(a) of the Code (a "Redetermination"), and as a result of the Redetermination the Merger is deemed to be a transaction that is taxable to the Company, the Indemnifying Shareholders agree that they will loan to Parent (a "Tax Indemnity Loan") an amount equal to the amount of federal and state income and franchise taxes, plus accrued interest, that are paid to the Internal Revenue Service and any applicable state taxing authorities as a result of the Redetermination (the "Assessed Taxes"), less an amount equal to the "Deemed Tax Benefit" (as defined below) that has accrued to the date of payment. The Tax Indemnity Loan shall be made to Parent promptly following final Redetermination, but in no event later than 20 days after that date. The Tax Indemnity Loan will be evidenced by a promissory note in the form of Exhibit E to this Agreement. The "Deemed Tax Benefit" is the sum of (i) the annual amount of depreciation or amortization that is recognizable by Parent and Sub that is attributable to the increase in basis of the assets of the Company resulting from the Redetermination multiplied by 38.72% (35% Federal rate, 3.72% effective OK rate), from the date of the Closing until the end of the depreciation periods for the Company's assets, which Parent agrees for purposes of this Agreement will be set at the shortest periods for each asset class permitted by the Code, and in no event will exceed seven years from the date of Closing for purposes of the calculations contemplated by this Subsection (b), plus (ii) an amount equal to 38.72% of any federal income tax deduction allowed to Parent by Sub attributable to the payment of interest to the Internal Revenue Service in respect of the tax due from a Redetermination or the payment of state income taxes arising from a Redetermination. The amount of any penalties paid by Surviving Entity with respect to a Redetermination shall be promptly repaid to the Surviving Entity by the Indemnifying Shareholders.

Terms of Tax Indemnity Loan -       Amount - as stated above
                                    Maturity - 7 years from closing
                                    Payment: principal due on each March 15;
                                      principal is payable in an amount equal to the Deemed Tax Benefit for the preceding year.

         Section 6.5 Certain Tax Matters.

                  (a) The Company Shareholders shall be responsible for causing to be filed any final and any amended tax returns of Company for taxable periods ending on or prior to the Effective Time which are required as a result of an examination or adjustments made by taxing authorities, and for causing to be paid by the parties responsible therefor when due any taxes resulting therefrom. Any such amended returns shall be furnished to Parent for approval (which approval shall not be unreasonably withheld), signature and filing at least thirty (30) calendar days prior to the due date for the filing of such final and any amended returns.

                  (b) For federal income tax purposes, Parent and Company shall each characterize the transactions contemplated by this Agreement as a "reorganization" as defined in Section 368(a)(1)(A) of the Code, and will file all tax returns in a manner consistent with such characterization.

         Section 6.6 Access to Information.

                  (a) Company shall afford to Parent, and to Parent's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections as they may reasonably require during the period from the date of this Agreement through the Effective Time to all books, contracts, commitments and records relating to its operations and, during such period, Company shall furnish promptly to Parent (i) access to each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state laws and (ii) all other information concerning Company, its business, properties and personnel as Parent may reasonably request. Except as required by law, Parent will hold, and will cause its affiliates, associates and representatives to hold, any non-public information in confidence until such time as such information otherwise becomes publicly available and shall use its reasonable best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of Company. In the event of termination of this Agreement for any reason, Parent shall promptly return or destroy all non-public documents so obtained from Company and any copies made of such documents for Parent. Parent shall not, and shall cause its affiliates, associates and representatives not to, use any non-public information regarding Company in any way detrimental to Company.

                  No investigation pursuant to this Section 6.6(a) shall affect any representation or warranty of Company in this Agreement or any condition to the obligations of Parent and Sub.

                  (b) Parent and Sub shall afford to Company, and to Company's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections as they may reasonably require during the period from the date of this Agreement through the date of Effective Time to all books, contracts, commitments and records relating to their operations and, during such period, Parent and Sub shall furnish promptly to Company (i) access to each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state laws and (ii) all other information concerning Parent and Sub, their business, properties and personnel as Company may reasonably request. Except as required by law, Company and the Company Shareholders will hold, and will cause their affiliates, associates and representatives to hold, any non-public information in confidence until such time as such information otherwise becomes publicly available and shall use their reasonable best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of Parent and Sub. In the event of termination of this Agreement for any reason, Company shall promptly return or destroy all non-public documents so obtained from Parent and Sub and any copies made of such documents for Company. Company shall not, and shall cause its affiliates, associates and representatives not to, use any non-public information regarding Parent and Sub in any way detrimental to Parent and Sub.

                  No investigation pursuant to this Section 6.6(b) shall affect any representation or warranty of Parent and Sub in this Agreement or any condition to the obligations of Company.

         Section 6.7 Filing of Registration Statement on Form S-3. Parent agrees to file a Registration Statement on Form S-3 with the SEC on the Effective Time covering the distribution of the Parent Shares and further agrees to use its reasonable best efforts to respond to any comments from the SEC and cause such Registration Statement to become effective with the SEC within 45 days of its filing, all as more fully provided in the Registration Rights Agreement attached hereto as Exhibit B.

         Section 6.8 Condition of Company Equipment. Parent and Sub agree to accept the drilling rigs and related equipment and rolling stock owned by Company on an "as is, where is" basis.

         Section 6.9 Company Business and Financial Records. All business and financial records of Company shall remain the property of Company and transferred to Sub as a part of the Merger.

         Section 6.10 Employee Benefits.

                  (a) Company agrees to terminate on or prior to Closing all Company Plans, including those listed on Section 3.15 of the Company Disclosure Schedule, other than the Company Retirement Plan and the Company's health and life insurance programs, and further agrees to terminate the participation in the Company's health and life insurance programs of all employees of Company, L.E. Jones Drilling Company, Henderson Welding, Inc. L.E.J. Truck and Crane, Inc. and any Affiliate of these companies, who will not become employees of Surviving Entity immediately following Closing as specified in Section 3.15 of the Company Disclosure Schedule. In addition, Company agrees on or prior to Closing to spin-off from the Company Retirement Plan the portion of such plan attributable to participants in the plan who will not be employees of Surviving Entity.

                  (b) Promptly following Closing, the Company Retirement Plan will be amended by Parent to make provisions under that plan consistent with Parent's 401(k) Employee's Retirement Plan (including, but not limited to, amendments to have discretionary matching of employee donations rather than mandatory), and then will be merged into Parent's 401(k) Employee's Retirement Plan. Employees of Company who continue as employees of the Surviving Entity shall be provided with employee benefits under Parent plans and programs (including, but not limited to, stock option, life insurance, medical, profit sharing (including 401(k), severance and salary continuation as fringe benefits). With respect to employees of Company who will be employees of Surviving Entity immediately after the Effective Time, (i) Parent agrees to offer such employees benefits substantially similar to those of existing employees of PDC employed in substantially similar capacities, (ii) service with Company or its predecessors shall be counted for purposes of determining eligibility for participation, vesting and seniority in all welfare and benefit (including Parent's 401(k) plan) plans provided under benefit programs of Parent, (iii) any amounts previously expended by such employees for purposes of satisfying deductibles, co-payments and out-of-pocket expenses under Company's medical or dental plans in the current plan year shall be credited for purposes of satisfying any such requirements under Parent's similar plans, if any; (iv) service with Company or its predecessors shall be counted for purposes of determining continuous service and eligibility for safety awards and for purposes of determining priorities with respect to any reduction-in-force, layoff and recall rights whenever Parent would normally consider such service for other employees of PDC; (v) such employees will be credited with all accrued vacation and sick time as of the Effective Time; and (vi) any life, medical and disability plans maintained by Parent immediately after the Effective Time shall not exclude any employee of Company, from eligibility, or deny or reject benefits from such employee, due to any pre-existing condition.

         Section 6.11 Delivery of Daily Drilling Reports. Commencing on the day following the date of this Agreement and continuing each day up to and including Closing, Company shall fax the daily drilling report for each of its drilling rigs to Parent (Attention: A. Glenn Patterson, President and Chief Operating Officer, Fax: (915) 573-0281) on a same-day basis and inform A. Glenn Patterson of any operational problems with any of the wells then in process of being drilled.

         Section 6.12 No Solicitation of Employees. Neither Parent nor the Surviving Entity will solicit or hire any of the employees of the Company Shareholders or their affiliates named on Schedule III, for a period of four years from Closing.


                                   ARTICLE VII

                       CONDITIONS PRECEDENT TO THE MERGER

         Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver (where permissible) at or prior to the date of Closing of each of the following conditions:

                  (a) No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting the Merger or any of the other transactions contemplated hereby; provided that, in the case of any such decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any decree, injunction or other order that may be entered.

                  (b) Improvement Act Waiting Period. The applicable waiting period under the Improvements Act shall have expired or been terminated.

                  (c) Tax Opinion of Bracewell & Patterson. L.L.P. The Company shall have received the opinion of Bracewell & Patterson, L.L.P., dated as of the date of Closing, to the effect that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, which opinion will be reasonably satisfactory in form and content to Parent and Company Shareholders.

                  (d) Option Agreements. The option agreement among Company, Lance E. Jones ("L.E. Jones") and Lana Jones Elliot ("L. Elliot") in the form attached hereto as Exhibit F-1 relating to the purchase by L. E. Jones and L. Elliot of the oil and gas properties owned by Company shall have been executed and delivered to PDC (the "Company Option Agreement"). The option agreement among Subsidiary, L.E. Jones and L. Elliot in the form attached hereto as Exhibit F-2 relating to the purchase by L. E. Jones and L. Elliot of the oil and gas properties owned by Subsidiary shall have been executed and delivered to PDC (the "JDC Option Agreement"). The option agreement between Company and LaWayne
E. Jones in the form attached hereto as Exhibit F-3 relating to the purchase by LaWayne E. Jones of the capital stock of Subsidiary shall have been executed and delivered to PDC (the "LaWayne Option Agreement").

                  (e) Contemporaneous Closings. The transactions contemplated by the Asset Purchase Agreement among Parent, Sub and L.E. Jones Drilling Company and the respective LLC Interest Purchase Agreements between Sub and Henderson Welding, Inc. and between Sub and L.E.J. Truck and Crane, Inc., all of which agreements are dated of even date with this Agreement, are consummated contemporaneously with the transaction contemplated by this Agreement.

         Section 7.2 Conditions to Obligation of Company to Effect the Merger. The obligation of Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions; provided that Company may waive any of such conditions in its sole discretion:

                  (a) Performance of Obligations; Representations and Warranties. Parent and Sub shall have performed in all material respects each of their agreements contained in this Agreement required to be performed on or prior to the Closing, each of the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct on and as of the date of Closing as if made on and as of such date.

                  (b) Officers' Certificate. Parent and Sub shall have furnished to Company a certificate, dated the Closing, signed by the respective appropriate officers of Parent and Sub, certifying to the effect that to the best of the knowledge and belief of each of them, the conditions set forth in
Section 7.1 and Section 7.2(a) have been satisfied in full.

                  (c) Opinion of Baker & Hostetler LLP. Company shall have received an opinion from Baker & Hostetler LLP, counsel to Parent and Sub, dated the date of Closing, substantially to the effect set forth in the following subparagraphs:

                  (i) The incorporation, organization, existence and good standing of Parent and Sub are as stated in this Agreement; the authorized shares of Parent are as stated in this Agreement; all outstanding shares of Parent Common Stock are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholders.

                  (ii) Each of Parent and Sub has full corporate or limited partnership power and authority, as the case may be, to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by Parent and Sub, as the case may be, and (assuming due and valid authorization, execution and delivery by Company) constitutes the legal, valid and binding agreement of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (iii) Parent has full corporate power and authority to execute, deliver and perform the Registration Rights Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by Parent and (assuming due and valid execution and delivery of the Registration Rights Agreement) constitutes the legal, valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except with respect to the indemnification provisions thereof, as to which no opinion will be expressed by such counsel, and except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (iv) The execution and performance by Parent and Sub of this Agreement and by Parent of the Registration Rights Agreement will not violate the Certificate of Incorporation or Bylaws of Parent or the Certificate of Limited Partnership or Limited Partnership Agreement of Sub, as the case may be, and, to the knowledge of such counsel, will not violate, result in a breach of or constitute a default under any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which Parent or Sub is a party or by which they or any of their properties or assets may be bound.

                  (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of Parent and Sub for the consummation of the transactions contemplated by this Agreement.

                  (vi) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting Parent or Sub by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                  (vii) The Parent Shares to be issued pursuant to this Agreement, when so issued, will be duly authorized, validly issued and outstanding, fully paid and nonassessable.

In rendering such opinion, counsel for Parent may rely as to matters of fact upon the representations of officers of Parent or Sub contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America and the State of Texas.

                  (d) Registration Statement on Form S-3. Parent shall have filed a Registration Statement on Form S-3 with the SEC relating to the Parent Shares.

                  (e) Registration Rights Agreement. Parent shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit B.

                  (f) Delivery of Merger Consideration. Parent shall have made delivery of the Merger Consideration.

         Section 7.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, provided that Parent may waive any such conditions in its sole discretion:

                  (a) Performance of Obligations; Representations and Warranties. Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Closing and each of the respective representations and warranties of Company contained in this Agreement shall be true and correct on and as of the Closing as if made on and as of such date.

                  (b) Officers' Certificate. Company shall have furnished to Parent a certificate, dated the Closing, certifying to the effect that to the best of the knowledge and belief of Company, the conditions set forth in Section
7.1 and Section 7.3(a) have been satisfied.

                  (c) Opinion of Bracewell & Patterson L.L.P. Parent shall have received an opinion of counsel from Bracewell & Patterson L.L.P., counsel to Company, dated the Closing, substantially to the effect that:

                           (i) The incorporation, existence, good standing and capitalization of Company are as stated in this Agreement; the authorized shares of Company Common Stock are as stated in this Agreement; all outstanding shares of Company Common Stock are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any preemptive right of stockholders; and, to the knowledge of such counsel, there is no existing option, warrant, right, call, subscription or other agreement or commitment obligating Company to issue or sell, or to purchase or redeem, any shares of its capital stock other than as stated in this Agreement.

                           (ii) Company has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by Company, and (assuming the due and valid authorization, execution and delivery by Parent and
         Sub) constitutes the legal, valid and binding agreement of Company enforceable against Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                           (iii) The execution and performance by Company of this Agreement will not violate the Articles of Incorporation or Bylaws of Company and will not violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree known to such counsel to which Company is a party or to which it or any of its properties or assets may be bound.


                           (iv) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of Company for consummation of the transactions contemplated by this Agreement.

                           (v) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting Company by any Governmental Entity which seeks to restrain, prohibit or invalidate the transactions contemplated by the Agreement.

In rendering such opinion, counsel for Company may rely as to matters of fact upon the representations of officers of Company contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the laws of the United States of America, the State of Texas and the Oklahoma General Corporation Act.

                  (d) Opinion Regarding Choice of Law and Forum. Parent and PDC shall have received an opinion in form and content reasonably satisfactory to them to the effect that under Oklahoma and Texas law the choice of law and choice of forum provisions of each of the respective Non-Competition Agreements dated the date of the Closing among Parent, Sub and each of LaWayne E. Jones and Lance E. Jones constitutes the legal, valid and binding agreement of him enforceable against him in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity whether enforceability is considered in a proceeding in equity or at law.

                  (e) Officer and Director Resignation Letters. The Surviving Entity shall have received a resignation letter dated the Closing Date from each of the directors and officers of Company.

                  (f) Investment Representation Letter. Each Company shareholder shall have executed and delivered an investment representation letter in the respective forms attached hereto as Exhibit C-1 and C-II.

                  (g) Phase I Environmental Report. The conclusions contained in any Phase I Environmental Report obtained by Sub (at its expense) prior to Closing relating to the real property owned by Company shall be satisfactory to Parent.

                  (h) Company Share Certificates. The Surviving Entity shall have received all of the Company share certificates from the respective shareholders of Company duly endorsed to the Surviving Entity.

                  (i) Non-Competition Agreement. Each of LaWayne E. Jones and L.
E. Jones shall have executed and delivered a Non-Competition Agreement in the respective forms attached hereto as Exhibit A-I and A-II.

                  (j) Selling Stockholder Questionnaire. Each of LaWayne E. Jones and L.E. Jones shall have executed and delivered the Selling Stockholder Questionnaire in the form attached hereto as Exhibit D.

                  (k) Termination of Company Employee Plans. The Company Shareholders shall have provided evidence satisfactory to Parent that (i) the Company employee plans, etc., other than the Company Retirement Plan, have been terminated as required by Section 6.10; and (ii) the portion of the Company Retirement Plan relating to employees of Company or affiliates thereof who will not be employees of Surviving Entity immediately following the Closing shall have been spun out of the Company Retirement Plan.

                  (l) Receipt from Dain Rauscher Wessels. Company Shareholders shall have delivered to Parent and Sub a receipt from Dain Rauscher Wessels acknowledging payment of all amounts due or payable under engagement letter dated June 27, 2000, or otherwise with respect to the transactions contemplated by this Agreement and the agreements referenced in Section 7.1(e).

                  (m) Copy of resolutions of the Board of Directors of Company authorizing and directing the actions agreed to by the Company in Section 6.10(a), which resolutions shall have been certified by the President of Company.



                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         Section 8.1 Termination. This Agreement may be terminated at any time prior to the date of Closing:

                  (a) by mutual written consent of Parent and Company;

                  (b) by Parent if Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by Company prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by Company of notice of such failure to comply;

                  (c) by Company if Parent or Sub shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by Parent or Sub prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by Parent or Sub of notice of such failure to comply;

                  (d) by either Parent or Company if (i) the Effective Time has not occurred on or prior to the close of business on the date of this Agreement; provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date, or (ii) any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (e) by either Parent or Company if there has been (i) a material breach by the other of any representation or warranty that is not qualified as to materiality or (ii) a breach by the other of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five business days following receipt by the breaching party of notice of the breach.

         Section 8.2 Effect of Termination. In the event of termination of this Agreement by either Parent or Company, as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of Company, Parent or Sub or their respective officers or directors; provided, however, that nothing contained in this Section 8.2 shall relieve any party hereto from any liability for any breach of this Agreement.

         Section 8.3 Amendment. This Agreement may be amended by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.4 Waiver. At any time prior to the date of Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                             POST CLOSING COVENANTS

         Section 9.1 Access to Information. The Surviving Entity agrees that it will (i) maintain the pre-closing business and financial records of Company in the offices of Parent in Snyder, Texas for a period of up to six years following the Closing Date, and (ii) provide the Company Shareholders and their respective financial and tax advisors access to such records during Surviving Entity's normal business hours on three days' prior written notice to Surviving Entity, as set forth in Article X hereof.


                                    ARTICLE X

                               GENERAL PROVISIONS

         Section 10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Sub, to:

                                    Patterson Energy, Inc.
                                    4510 Lamesa Highway
                                    P.O. Drawer 1416
                                    Snyder, Texas 79550
                                    Attention: A. Glenn Patterson
                                               President and Chief Operating
                                               Officer

                           with copies to:

                                    Thomas H. Maxfield, Esq.
                                    Baker & Hostetler LLP
                                    303 East 17th Avenue, Suite 1100
                                    Denver, Colorado 80203-1264

                  (b)      if to Company, to:

                           by mail:

                                    Jones Drilling Corporation
                                    P.O. Box 1185
                                    Duncan, Oklahoma 73534
                                    Attention: LaWayne E. Jones
                                               Chairman
                           other deliveries:

                                    Jones Drilling Corporation
                                    15 South 10th Street
                                    Duncan, Oklahoma 73533
                                    Attention: LaWayne E. Jones
                                               Chairman

                           with copies to:

                                    Michael W. Tankersley, Esq.
                                    Bracewell & Patterson, L.L.P.
                                    500 North Akard Street, Suite 4000
                                    Dallas, Texas 75201-3387

                  (c)      if to the Indemnifying Shareholders, to:

                           (i)      by mail:

                                            LaWayne E. Jones
                                            P.O. Box 1185
                                            Duncan, Oklahoma 73534

                                    other deliveries:

                                            LaWayne E. Jones
                                            15 South 10th Street
                                            Duncan, Oklahoma 73533

                           (ii)     by mail:

                                            Lance E. Jones
                                            P.O. Box 1185
                                            Duncan, Oklahoma 73534

                                    other deliveries:

                                            Lance E. Jones
                                            15 South 10th Street
                                            Duncan, Oklahoma 73533
                           with copies to:

                                    Michael W. Tankersley, Esq.
                                    Bracewell & Patterson, L.L.P.
                                    500 North Akard Street, Suite 4000
                                    Dallas, Texas 75201-3387

         Section 10.2 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated, and the words "hereof," "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 10.3 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 10.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the documents and instruments referred to herein, (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties any rights or remedies hereunder; provided, however, that legal counsel for the parties hereto may rely upon the representations and warranties contained herein and in the certificates delivered pursuant to Sections 7.2(b) and 7.3(b).

         Section 10.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 10.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 10.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

         Section 10.8 Enforcement of This Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, Parent, Sub and Company have executed this Agreement as of the date first written above.

                                            PARENT:

                                            PATTERSON ENERGY, INC.


                                            By: /s/ Cloyce A. Talbott
                                                --------------------------------
                                                Cloyce A. Talbott
Attest:                                         Chairman and Chief Executive
                                                Officer

/s/ Jonathan D. Nelson
-----------------------------
Jonathan D. Nelson, Secretary

                                            SUB:

                                            PATTERSON DRILLING COMPANY LP,
                                            LLLP


                                            By: /s/ Cloyce A. Talbott
                                                --------------------------------
                                                Cloyce A. Talbott
Attest:                                         Chief Executive Officer

/s/ Jonathan D. Nelson
-----------------------------
Jonathan D. Nelson, Secretary

                                                  COMPANY:

                                                  JONES DRILLING CORPORATION



                                                  By: /s/ LaWayne E. Jones
                                                      -------------------------
                                                      LaWayne E. Jones
Attest:                                               Chairman

/s/ Robert Duren
---------------------------
Robert Duren, Secretary


         TO INDUCE PATTERSON ENERGY, INC. AND PATTERSON DRILLING COMPANY LP, LLLP TO ENTER INTO THIS AGREEMENT AND PLAN OF MERGER AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, EACH OF THE UNDERSIGNED, BEING A SHAREHOLDER OF JONES DRILLING CORPORATION, HEREBY AGREES TO VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND IN FAVOR OF THE MERGER AND ACCEPTS AND AGREES TO BE BOUND BY THE PROVISIONS OF SECTIONS 1.6(b) AND (c), 6.4(a), (b) AND (d) AND 6.5 OF THIS AGREEMENT.


/s/ LaWayne E. Jones                               /s/ Lance E. Jones
---------------------------                        -----------------------------
LaWayne E. Jones                                   Lance E. Jones

                                   SCHEDULE I

                     JONES DRILLING CORPORATION SHAREHOLDERS

                                             Number and Class     Percentage
Name                                         of Shares Owned         Owned
----                                         ----------------     ----------
LaWayne E. Jones ........................          1979              98.46
Lance E. Jones ..........................            31               1.54
                                                   ----             ------
     Total ..............................          2010             100.00%
                                                   ====             ======

                                                                     EXHIBIT A-1

                       PATTERSON DRILLING COMPANY LP, LLLP

                            NON-COMPETITION AGREEMENT


         THIS NON-COMPETITION AGREEMENT is made and entered into as of January __, 2001 (this "Agreement"), by and between PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), PATTERSON DRILLING COMPANY LP, LLLP, a Delaware registered limited liability limited partnership and a wholly-owned indirect subsidiary of PEC ("PDC"), and LaWayne E. Jones, an individual residing in Duncan, Oklahoma ("L Jones").

                                    RECITALS:

         A. Simultaneously with the execution of this Agreement, PEC and PDC have entered into that certain Agreement and Plan of Merger (the "Merger Agreement"), among PEC, PDC and Jones Drilling Corporation, an Oklahoma corporation ("Company"), providing for, among other things, the merger of Company with and into PDC (the "Merger"), and that certain Asset Purchase Agreement (the "Asset Purchase Agreement") among PEC, PDC and L.E. Jones Drilling Company, an Oklahoma corporation wholly-owned by Lance E. Jones ("L.E. Jones"), providing for, among other things, the sale of certain of the assets of L.E. Jones Drilling Company to PDC (the "Asset Purchase"), and PDC has also entered into an LLC Interest Purchase Agreement with each of Henderson Welding, Inc., and L.E.J. Truck and Crane, Inc., both Oklahoma corporations wholly owned by L Jones (each such agreement referred to herein as the "LLC Interest Purchase Agreement"), providing for, among other things, the purchase of the limited liability company interests owned by those companies in their respective subsidiaries (the "LLC Interest Purchase") (collectively, the Merger, the LLC Interest Purchase and the Asset Purchase are referred to herein as the "Transaction").

         B.       L Jones and L.E. Jones are the sole shareholders of Company.

         C. The execution and delivery of this Agreement is a material inducement to PEC and PDC to enter into the Transaction and is a condition to consummation of the Merger, and the parties are entering into this Agreement in order to fulfill such condition.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. Period of Agreement.

                  The period of this Agreement shall commence on the date hereof and remain in effect through December 31, 2005, unless sooner terminated as the result of the death of L Jones or extended according to the terms of Section 4 below (the "Non-Compete Period").

         2.       Covenant Not to Compete.

                  (a) L Jones covenants and agrees that during the Non-Compete Period, L Jones shall not, without the prior written consent of PEC and PDC obtained according to the



                                      EXH A-1-1
                           terms of Section 2(d) to this Agreement, directly or indirectly, and whether as a principal or as an agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person or entity, carry on, be engaged, concerned, or take part in, manage or render services to, or own, share in the earnings of, or control, hold or invest in any ownership, control or voting interest of, or the stock, bonds, or other securities of, any person or entity which is engaged in, either directly or indirectly, (hereinafter, "Participate In"), the contract oil and gas well drilling business (the "Competitive Business") within the states of Alabama, Colorado, Louisiana, Mississippi, New Mexico, Oklahoma, Texas, Utah and Wyoming (the "Restricted Territory"); provided, however, that L Jones may passively invest in stock, bonds, or other securities of any Competitive Business (but may not otherwise Participate In the Competitive Business) if: (A) such stock, bonds, or other securities are listed on any national securities exchange or are registered under
                           Section 12(g) of the Securities Exchange Act of 1934, as amended; (B) the investment does not exceed, in the case of any class of capital stock of any one issuer, two percent (2%) of the issued and outstanding shares, or, in the case of bonds or other securities of any one issuer, two percent (2%) of the aggregate principal amount thereof issued and outstanding; and (C) such investment would not prevent, directly or indirectly, the transaction of business by PEC and PDC or any affiliate of PEC and PDC with any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof by virtue of any statute, law, regulation or administrative practice. L Jones acknowledges that
                           (i) the Company's business has been conducted or is presently proposed to be conducted within the Restricted Territory; (ii) the customers of Company's business, prior to the date of the Transaction, have themselves conducted business throughout the Restricted Territory; and (iii) that the geographic restrictions set forth above are reasonable and necessary to protect the goodwill of the business being acquired by PEC and PDC pursuant to the Transaction.

                  (b) It is understood by and between the parties hereto that the foregoing covenant by L Jones not to enter into competition with PEC and PDC as set forth in
                           Section 2(a) hereof is an essential element of the Transaction and that, but for the agreement of L Jones to comply with such covenant, PEC and PDC would not have agreed to enter into the Transaction. PEC and PDC, on the one hand, and L Jones, on the other hand, have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenant, with specific regard to the nature of the business conducted by PEC and PDC and its affiliates. L Jones, after consulting with counsel, agrees that such covenant is reasonable in scope, geographic area, and duration and necessary to protect the goodwill acquired and the substantial investment made by PEC and PDC pursuant to the Transaction, and that compliance with such covenant would not impose economic or professional hardship on L Jones.

                  (c) Parties agree that the following will not constitute Competitive Business for the purposes of this
                           Agreement: (i) buying and selling drilling equipment; or (ii) engaging in well service business which includes drilling in shallow holes not to exceed 3,000 feet.


                                      EXH A-1-2

                  (d) In the event L Jones requests the prior written consent of PEC and PDC to Participate In a Competitive Business, L Jones shall first notify PEC and PDC of such request in writing, and PEC and PDC shall have sixty (60) days (the "Review Period") to consent to or deny the request, in their sole discretion. The Review Period shall not begin until such time as L Jones has provided PEC and PDC with all relevant information they deem necessary to conduct such evaluation; provided, however, that PEC and PDC shall not utilize information requests to unreasonably delay the start of the Review Period.

         3.       Restrictions on Soliciting Business of PEC and PDC.

                  L Jones further covenants and agrees that during the Non-Compete Period, L Jones will not, either for himself or for any other person or entity, directly or indirectly, engage in any of the following activities in a Competitive Business without the express prior written consent of PEC and PDC:

                  (a) Solicit or hire any of the employees of PEC or PDC or solicit or take away any of PEC's or PDC's customers, lessors, or suppliers or attempt any of the foregoing;

                  (b) Acquire or attempt to acquire rights providing any product or service in a Competitive Business within the Restricted Territory; or

                  (c) Engage in any act which would interfere with or harm any business relationship PEC or PDC has with any customer, lessor, employee, principal or supplier.

                  (d) For purposes of this Section 3, L Jones, members of his family and his Affiliates will not be deemed customers, lessors or suppliers of PDC or PEC. "Affiliates" shall have the same meaning as given to it in the Merger Agreement, and shall be limited to those persons and entities set forth in Section 3.14 of the Company Disclosure Schedule to the Merger Agreement.

         4.       Reasonableness of Restrictions; Reformation; Enforcement.

                  (a) L Jones hereby acknowledges that he is one of two shareholders in the Company and that, if he were to Participate In a Competitive Business or otherwise violates the terms and conditions of this Agreement, such activity would result in significant loss of the goodwill acquired by PEC and PDC pursuant to the Transaction. L Jones further acknowledges and agrees that the covenants and agreements set forth in this Agreement formed part of the consideration to the Transaction and were a material inducement to PEC and PDC to enter into the Transaction and perform the obligations resulting therefrom, and that PEC and PDC, and its owners, would not obtain the benefit of the bargain from the Transaction as specifically negotiated by the parties thereto if he were to Participate In a Competitive Business or otherwise violates the terms and conditions of this Agreement.

                  (b) If any portion of the restrictions contained in this Agreement are held to be unreasonable, arbitrary or against public policy, then the restrictions shall be considered divisible, as to the time, business scope and/or geographic area, with each day of the specified period being deemed a separate period of time and each radius mile of the restricted territory being deemed a separate geographical area, so that the maximum period of time or geographical area shall remain effective


                                      EXH A-1-3
                           so long as the same is not unreasonable, arbitrary or against public policy. In the event any court of competent jurisdiction determines the restrictions contained in this Agreement to be unreasonable, arbitrary or against public policy, a lesser time period, business scope or geographical area which is determined to be reasonable, nonarbitrary and not against public policy may be enforced against L Jones and/or other restricted parties. If L Jones and/or other restricted parties shall violate any of the covenants contained herein and if any court action is instituted to prevent or enjoin such violation, then the period of time during which the business activities of L Jones (or other restricted parties) shall be restricted, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the breach of the terms or covenants contained in this Agreement and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.

                  (c) Without intending to limit the remedies available to PEC and PDC, L Jones acknowledges that the remedy at law for any breach by him of the restrictions contained in this Agreement will be inadequate and would be difficult to ascertain and therefore, in the event of the breach or threatened breach of any such covenants, L Jones agrees that PEC and PDC shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction specific performance of such Sections of this Agreement or injunctive relief to restrain any breach or threatened breach thereof. L Jones (and all other restricted parties) hereby consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings which might be brought to enforce any such covenants without the necessity of proof of actual damages or the posting of any bond, cash or otherwise. In the event PEC or PDC applies for such an injunction, L Jones shall not raise a defense thereto that PEC or PDC has an adequate remedy at law. Nothing herein shall be construed as prohibiting PEC or PDC from pursuing any other remedies available to PEC or PDC (whether at law or in equity) for such breach or threatened breach, including, without limitation, the recovery of monetary damages from L Jones. The provisions of this
                           Section 4 shall survive the expiration, termination or cancellation of this Agreement.

         5.       Attorneys Fees and Costs.

                  If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary expenses in addition to any other relief to which that party may be entitled. This provision is applicable to this entire Agreement.

         6.       Representations and Warranties of PEC and PDC and L Jones.

                  (a) Representations and Warranties of PEC and PDC. Each of PEC and PDC hereby represents and warrants to L Jones that: (i) it has all requisite power to enter into and perform its obligations under this Agreement; (ii) this Agreement has been duly and validly authorized by all necessary corporate action on its part; (iii) the execution of this Agreement by it and performance of its obligations hereunder do not require the consent or approval of any other party; (iv) each of the parties hereto have sought out and received advice from Texas counsel


                                      EXH A-1-4
                           regarding this Agreement and that the restrictions and terms contained in this Agreement are reasonable and necessary to protect the goodwill acquired and the substantial investment made by PEC and PDC pursuant to the Transaction; and (v) this Agreement is a valid and binding obligation of it.

                  (b) Representations and Warranties of L Jones. L Jones hereby represents and warrants to PEC and PDC that:
                           (i) L Jones has the capacity and power to enter into and perform obligations of L Jones under this Agreement; (ii) L Jones has duly and validly executed this Agreement; (iii) the execution of this Agreement and performance of obligations of L Jones hereunder do not require the consent or approval of any other party; (iv) each of the parties hereto have sought out and received advice from Texas counsel regarding this Agreement and that the restrictions and terms contained in this Agreement are reasonable and necessary to protect the goodwill acquired and the substantial investment made by PEC and PDC pursuant to the Transaction; and (v) this Agreement constitutes a valid and binding obligation of L Jones.

         7.       General Provisions.

                  (a) Compliance with Laws. The parties agree that they will comply with all applicable laws and regulations of government bodies or agencies in their respective performance of their obligations under this Agreement.

                  (b) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without reference to its conflict-of-laws principles. This Agreement's final form resulted from review and negotiations among the parties and their attorneys, and no part of this Agreement should be construed against any party on the basis of authorship. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any party in the courts of the State of Texas located in Scurry County or, if it has acquired or can acquire jurisdiction, in the United States District Court located in Lubbock, Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

                  (c) Entire Agreement; Amendment. Except where specific reference is made to the Merger Agreement, LLC Interest Purchase Agreement or the Asset Purchase Agreement, this Agreement constitutes the entire agreement among the parties with respect to the subject matter contained herein and supersedes any previous oral or written communications, representations, understandings or agreements with respect thereto. The terms of this Agreement may be modified only in a writing, signed by authorized representatives of both parties.

                  (d) Assignability. This Agreement will be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment will be void; provided, however, that PEC and/or PDC may assign this Agreement to a subsidiary or affiliate of PEC without the prior written consent of L Jones, and provided further that a transfer by PEC or PDC as a result of a merger or sale of


                                      EXH A-1-5
                           all or substantially all of the assets of PEC or PDC with or to a third party that assumes PEC's or PDC's, as the case may be, obligations hereunder by operation of law or otherwise shall not constitute a prohibited assignment under this Section 7(d).

                  (e) Waiver. A waiver of a breach or default under this Agreement will not constitute a waiver of any other breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

                  (f) Severability. If any provision of this Agreement is declared to be invalid, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree, to the extent possible, to substitute for the invalid provision a valid provision that approximates the intent and economic effect of the invalid provision as closely as possible.

                  (g) Headings. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  (h) Notice. Any notice, request, consent, demand or other communication required to be given under this Agreement will be in writing and will be given personally, by facsimile or by mailing the same, first-class, postage prepaid to the appropriate address and facsimile number set forth below or to such other person or at such other address as may hereafter be designated by like notice. Notices by mail will be considered delivered and become effective three days after the mailing thereof. All notices by facsimile will be considered delivered and become effective immediately upon the confirmed (by answer back or other tangible printed verification or successful receipt) sending thereof.

                           To PEC and PDC:
                                    Patterson Drilling Company LP, LLLP
                                    4510 Lamesa Highway
                                    P.O. Drawer 1410
                                    Snyder, Texas 79550
                                    Facsimile: (915) 573-0281
                                    Attention: Cloyce A. Talbott
                                               Chairman and Chief Executive
                                               Officer

                           To L Jones:
                                    if by mail:
                                            LaWayne E. Jones
                                            P.O. Box 1185
                                            Duncan, Oklahoma 73534

                                    other deliveries:
                                            LaWayne E. Jones
                                            15 South 10th Street
                                            Duncan, Oklahoma 73533
                                            Facsimile: (580) 255-1231


                                      EXH A-1-6
                           with copies to:
                                    Michael W. Tankersley, Esq.
                                    Bracewell & Patterson, L.L.P.
                                    500 North Akard Street, Suite 4000
                                    Dallas, Texas 75201-3387
                                    Facsimile: (214) 758-8366

                  (i) Counterparts. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective representatives as of the day and year first above written.

                                          PATTERSON DRILLING COMPANY LP,
                                          LLLP

                                          By:
                                             ----------------------------------
                                             Cloyce A. Talbott
                                             Chief Executive Officer

                                          L JONES

                                          -------------------------------------
                                          LaWayne E. Jones



                                      EXH A-1-7

                                                                     EXHIBIT A-2

                       PATTERSON DRILLING COMPANY LP, LLLP

                            NON-COMPETITION AGREEMENT


         THIS NON-COMPETITION AGREEMENT is made and entered into as of January __, 2001 (this "Agreement"), by and between PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), PATTERSON DRILLING COMPANY LP, LLLP, a Delaware registered limited liability limited partnership and a wholly-owned indirect subsidiary of PEC ("PDC"), and Lance E. Jones, an individual residing in Duncan, Oklahoma ("L.E. Jones").

                                    RECITALS:

         D. Simultaneously with the execution of this Agreement, PEC and PDC have entered into that certain Agreement and Plan of Merger (the "Merger Agreement"), among PEC, PDC and Jones Drilling Corporation, an Oklahoma corporation ("Company"), providing for, among other things, the merger of Company with and into PDC (the "Merger"), and that certain Asset Purchase Agreement (the "Asset Purchase Agreement") among PEC, PDC and L.E. Jones Drilling Company, an Oklahoma corporation wholly-owned by L.E. Jones, providing for, among other things, the sale of certain of the assets of L.E. Jones Drilling Company to PDC (the "Asset Purchase"), and PDC has also entered into an LLC Interest Purchase Agreement with each of Henderson Welding, Inc., and L.E.J. Truck and Crane, Inc., both Oklahoma corporations wholly owned by LaWayne E. Jones (each such agreement referred to herein as the "LLC Interest Purchase Agreement"), providing for, among other things, the purchase of the limited liability company interests owned by those companies in their respective subsidiaries (the "LLC Interest Purchase") (collectively, the Merger, the LLC Interest Purchase and the Asset Purchase are referred to herein as the "Transaction").

         E. LaWayne E. Jones and L.E. Jones are the sole shareholders of Company.

         F. The execution and delivery of this Agreement is a material inducement to PEC and PDC to enter into the Transaction and is a condition to consummation of the Merger, and the parties are entering into this Agreement in order to fulfill such condition.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         8.       Period of Agreement.

                  The period of this Agreement shall commence on the date hereof and remain in effect through December 31, 2004, unless sooner terminated as the result of the death of L.E. Jones or extended according to the terms of Section 4 below (the "Non-Compete Period").

         9.       Covenant Not to Compete.

                  (e) L.E. Jones covenants and agrees that during the Non-Compete Period, L.E. Jones shall not, without the prior written consent of PEC and PDC obtained according

                                    EXH A-2-1
                           to the terms of Section 2(d) to this Agreement, directly or indirectly, and whether as a principal or as an agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person or entity, carry on, be engaged, concerned, or take part in, manage or render services to, or own, share in the earnings of, or control, hold or invest in any ownership, control or voting interest of, or the stock, bonds, or other securities of, any person or entity which is engaged in, either directly or indirectly, (hereinafter, "Participate In"), the contract oil and gas well drilling business (the "Competitive Business") within the states of Alabama, Colorado, Louisiana, Mississippi, New Mexico, Oklahoma, Texas, Utah and Wyoming (the "Restricted Territory"); provided, however, that L.E. Jones may passively invest in stock, bonds, or other securities of any Competitive Business (but may not otherwise Participate In the Competitive Business) if: (A) such stock, bonds, or other securities are listed on any national securities exchange or are registered under
                           Section 12(g) of the Securities Exchange Act of 1934, as amended; (B) the investment does not exceed, in the case of any class of capital stock of any one issuer, two percent (2%) of the issued and outstanding shares, or, in the case of bonds or other securities of any one issuer, two percent (2%) of the aggregate principal amount thereof issued and outstanding; and (C) such investment would not prevent, directly or indirectly, the transaction of business by PEC and PDC or any affiliate of PEC and PDC with any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof by virtue of any statute, law, regulation or administrative practice. L.E. Jones acknowledges that
                           (i) the Company's business has been conducted or is presently proposed to be conducted within the Restricted Territory; (ii) the customers of Company's business, prior to the date of the Transaction, have themselves conducted business throughout the Restricted Territory; and (iii) that the geographic restrictions set forth above are reasonable and necessary to protect the goodwill of the business being acquired by PEC and PDC pursuant to the Transaction.

                  (f) It is understood by and between the parties hereto that the foregoing covenant by L.E. Jones not to enter into competition with PEC and PDC as set forth in Section 2(a) hereof is an essential element of the Transaction and that, but for the agreement of L.E. Jones to comply with such covenant, PEC and PDC would not have agreed to enter into the Transaction. PEC and PDC, on the one hand, and L.E. Jones, on the other hand, have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenant, with specific regard to the nature of the business conducted by PEC and PDC and its affiliates. L.E. Jones, after consulting with counsel, agrees that such covenant is reasonable in scope, geographic area, and duration and necessary to protect the goodwill acquired and the substantial investment made by PEC and PDC pursuant to the Transaction, and that compliance with such covenant would not impose economic or professional hardship on L.E. Jones.

                  (g) Parties agree that the following will not constitute Competitive Business for the purposes of this
                           Agreement: (i) buying and selling drilling equipment; or (ii) engaging in well service business which includes drilling in shallow holes not to exceed 3,000 feet.


                                    EXH A-2-2

                  (h) In the event L.E. Jones requests the prior written consent of PEC and PDC to Participate In a Competitive Business, L.E. Jones shall first notify PEC and PDC of such request in writing, and PEC and PDC shall have sixty (60) days (the "Review Period") to consent to or deny the request, in their sole discretion. The Review Period shall not begin until such time as L.E. Jones has provided PEC and PDC with all relevant information they deem necessary to conduct such evaluation; provided, however, that PEC and PDC shall not utilize information requests to unreasonably delay the start of the Review Period.

         10.      Restrictions on Soliciting Business of PEC and PDC.

                  L.E. Jones further covenants and agrees that during the Non-Compete Period, L.E. Jones will not, either for himself or for any other person or entity, directly or indirectly, engage in any of the following activities in a Competitive Business without the express prior written consent of PEC and PDC:

                  (e) Solicit or hire any of the employees of PEC or PDC or solicit or take away any of PEC's or PDC's customers, lessors, or suppliers or attempt any of the foregoing;

                  (f) Acquire or attempt to acquire rights providing any product or service in a Competitive Business within the Restricted Territory; or

                  (g) Engage in any act which would interfere with or harm any business relationship PEC or PDC has with any customer, lessor, employee, principal or supplier.

                  (h) For purposes of this Section 3, L.E. Jones, members of his family and his Affiliates will not be deemed customers, lessors or suppliers of PDC or PEC. "Affiliates" shall have the same meaning as given to it in the Merger Agreement, and shall be limited to those persons and entities set forth in Section 3.14 of the Company Disclosure Schedule to the Merger Agreement.

         11.      Reasonableness of Restrictions; Reformation; Enforcement.

                  (d) L.E. Jones hereby acknowledges that he is one of two shareholders in the Company and that, if he were to Participate In a Competitive Business or otherwise violates the terms and conditions of this Agreement, such activity would result in significant loss of the goodwill acquired by PEC and PDC pursuant to the Transaction. L.E. Jones further acknowledges and agrees that the covenants and agreements set forth in this Agreement formed part of the consideration to the Transaction and were a material inducement to PEC and PDC to enter into the Transaction and perform the obligations resulting therefrom, and that PEC and PDC, and its owners, would not obtain the benefit of the bargain from the Transaction as specifically negotiated by the parties thereto if he were to Participate In a Competitive Business or otherwise violates the terms and conditions of this Agreement.

                  (e) If any portion of the restrictions contained in this Agreement are held to be unreasonable, arbitrary or against public policy, then the restrictions shall be considered divisible, as to the time, business scope and/or geographic area, with each day of the specified period being deemed a separate period of time and each radius mile of the restricted territory being deemed a separate geographical area, so that the maximum period of time or geographical area shall remain effective

                                    EXH A-2-3
                           so long as the same is not unreasonable, arbitrary or against public policy. In the event any court of competent jurisdiction determines the restrictions contained in this Agreement to be unreasonable, arbitrary or against public policy, a lesser time period, business scope or geographical area which is determined to be reasonable, nonarbitrary and not against public policy may be enforced against L.E. Jones and/or other restricted parties. If L.E. Jones and/or other restricted parties shall violate any of the covenants contained herein and if any court action is instituted to prevent or enjoin such violation, then the period of time during which the business activities of L.E. Jones (or other restricted parties) shall be restricted, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the breach of the terms or covenants contained in this Agreement and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.

                  (f) Without intending to limit the remedies available to PEC and PDC, L.E. Jones acknowledges that the remedy at law for any breach by him of the restrictions contained in this Agreement will be inadequate and would be difficult to ascertain and therefore, in the event of the breach or threatened breach of any such covenants, L.E. Jones agrees that PEC and PDC shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction specific performance of such Sections of this Agreement or injunctive relief to restrain any breach or threatened breach thereof. L.E. Jones (and all other restricted parties) hereby consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings which might be brought to enforce any such covenants without the necessity of proof of actual damages or the posting of any bond, cash or otherwise. In the event PEC or PDC applies for such an injunction, L.E. Jones shall not raise a defense thereto that PEC or PDC has an adequate remedy at law. Nothing herein shall be construed as prohibiting PEC or PDC from pursuing any other remedies available to PEC or PDC (whether at law or in equity) for such breach or threatened breach, including, without limitation, the recovery of monetary damages from L.E. Jones. The provisions of this Section 4 shall survive the expiration, termination or cancellation of this Agreement.

         12.      Attorneys Fees and Costs.

                  If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary expenses in addition to any other relief to which that party may be entitled. This provision is applicable to this entire Agreement.

         13.      Representations and Warranties of PEC and PDC and L.E. Jones.

                  (c) Representations and Warranties of PEC and PDC. Each of PEC and PDC hereby represents and warrants to L.E. Jones that: (i) it has all requisite power to enter into and perform its obligations under this Agreement; (ii) this Agreement has been duly and validly authorized by all necessary corporate action on its part; (iii) the execution of this Agreement by it and performance of its obligations hereunder do not require the consent or approval of any other party; (iv) each of the parties hereto have sought out and received advice from Texas counsel

                                    EXH A-2-4
                           regarding this Agreement and that the restrictions and terms contained in this Agreement are reasonable and necessary to protect the goodwill acquired and the substantial investment made by PEC and PDC pursuant to the Transaction; and (v) this Agreement is a valid and binding obligation of it.

                  (d) Representations and Warranties of L.E. Jones. L.E. Jones hereby represents and warrants to PEC and PDC that: (i) L.E. Jones has the capacity and power to enter into and perform obligations of L.E. Jones under this Agreement; (ii) L.E. Jones has duly and validly executed this Agreement; (iii) the execution of this Agreement and performance of obligations of L.E. Jones hereunder do not require the consent or approval of any other party; (iv) each of the parties hereto have sought out and received advice from Texas counsel regarding this Agreement and that the restrictions and terms contained in this Agreement are reasonable and necessary to protect the goodwill acquired and the substantial investment made by PEC and PDC pursuant to the Transaction; and (v) this Agreement constitutes a valid and binding obligation of L.E. Jones.

         14.      General Provisions.

                  (j) Compliance with Laws. The parties agree that they will comply with all applicable laws and regulations of government bodies or agencies in their respective performance of their obligations under this Agreement.

                  (k) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without reference to its conflict-of-laws principles. This Agreement's final form resulted from review and negotiations among the parties and their attorneys, and no part of this Agreement should be construed against any party on the basis of authorship. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any party in the courts of the State of Texas located in Scurry County or, if it has acquired or can acquire jurisdiction, in the United States District Court located in Lubbock, Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

                  (l) Entire Agreement; Amendment. Except where specific reference is made to the Merger Agreement, LLC Interest Purchase Agreement or the Asset Purchase Agreement, this Agreement constitutes the entire agreement among the parties with respect to the subject matter contained herein and supersedes any previous oral or written communications, representations, understandings or agreements with respect thereto. The terms of this Agreement may be modified only in a writing, signed by authorized representatives of both parties.

                  (m) Assignability. This Agreement will be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment will be void; provided, however, that PEC and/or PDC may assign this Agreement to a subsidiary or affiliate of PEC without the prior written consent of L.E. Jones, and provided further that a transfer by PEC or PDC as a result of a merger or sale of

                                    EXH A-2-5
                           all or substantially all of the assets of PEC or PDC with or to a third party that assumes PEC's or PDC's, as the case may be, obligations hereunder by operation of law or otherwise shall not constitute a prohibited assignment under this Section 7(d).

                  (n) Waiver. A waiver of a breach or default under this Agreement will not constitute a waiver of any other breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

                  (o) Severability. If any provision of this Agreement is declared to be invalid, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree, to the extent possible, to substitute for the invalid provision a valid provision that approximates the intent and economic effect of the invalid provision as closely as possible.

                  (p) Headings. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  (q) Notice. Any notice, request, consent, demand or other communication required to be given under this Agreement will be in writing and will be given personally, by facsimile or by mailing the same, first-class, postage prepaid to the appropriate address and facsimile number set forth below or to such other person or at such other address as may hereafter be designated by like notice. Notices by mail will be considered delivered and become effective three days after the mailing thereof. All notices by facsimile will be considered delivered and become effective immediately upon the confirmed (by answer back or other tangible printed verification or successful receipt) sending thereof.

                           To PEC and PDC:
                                    Patterson Drilling Company LP, LLLP
                                    4510 Lamesa Highway
                                    P.O. Drawer 1410
                                    Snyder, Texas 79550
                                    Facsimile: (915) 573-0281
                                    Attention: Cloyce A. Talbott
                                               Chairman and Chief Executive
                                               Officer

                           To L.E. Jones:
                                    if by mail:
                                            Lance E. Jones
                                            P.O. Box 1185
                                            Duncan, Oklahoma 73534

                                    other deliveries:
                                            Lance E. Jones
                                            15 South 10th Street
                                            Duncan, Oklahoma 73533
                                            Facsimile: (580) 255-1231

                                    EXH A-2-6
                           with copies to:
                                    Michael W. Tankersley, Esq.
                                    Bracewell & Patterson, L.L.P.
                                    500 North Akard Street, Suite 4000
                                    Dallas, Texas 75201-3387
                                    Facsimile: (214) 758-8366

                  (r) Counterparts. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective representatives as of the day and year first above written.

                                               PATTERSON DRILLING COMPANY LP,
                                               LLLP

                                               By:
                                                  ------------------------------
                                                  Cloyce A. Talbott
                                                  Chief Executive Officer

                                               L.E. JONES
                                               ---------------------------------
                                               Lance E. Jones



                                    EXH A-2-7

                                                                       EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement ("Agreement") is made and entered into as of this 5th day of January, 2001, by and among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), and LAWAYNE E. JONES and LANCE E. JONES, the sole shareholders of Jones Drilling Corporation, an Oklahoma corporation (the "Company") (collectively, the "Shareholders").

         A. Pursuant to that certain Agreement and Plan of Merger dated of even date herewith ("Merger Agreement") by and among PEC, Patterson Drilling Company LP, LLLP, a Delaware registered limited liability limited partnership and a wholly-owned indirect subsidiary of PEC ("PDC"), and Company, PEC has agreed to issue a total of 660,886 shares ("Restricted Shares") of PEC's Common Stock, $0.01 par value (the "Common Stock") as partial consideration to the Shareholders for the merger of Company with and into PDC.

         B. This Agreement is being entered into in connection with and as a condition to the parties closing the transactions contemplated under the Merger Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Certain Definitions. As used in this Agreement the following terms shall have the following respective meanings:

         "Commission" shall mean the United States Securities and Exchange Commission and any successor federal agency having similar powers.

          "Person" shall mean an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses incident to PEC's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws and all reasonable printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for PEC and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by PEC (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that PEC will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit


                                    EXH B-1-1
or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by PEC are then listed or on the NASD automated quotation system.

         "Restricted Shares" shall include Common Stock issued or issuable with respect to the Restricted Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Shares, such shares will cease to be Restricted Shares when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

         "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

         2. Restrictions on Transfer; Rule 144.

                  2.1 Restricted Shares. The Restricted Shares were acquired by the respective Shareholders from PEC for investment for their own account and not as a nominee or agent and not with a present view to the resale or distribution of any part thereof, except in compliance with the Securities Act. Each of the Shareholders acknowledges that the Restricted Shares are "restricted securities" within the meaning of the Securities Act.

                  2.2 Rule 144. PEC will use its reasonable best efforts to make all necessary filings with the SEC to ensure the availability of Rule 144 to Shareholders.

                  2.3 Document Request. Promptly following receipt by PEC from a Shareholder of an opinion of counsel, in form and content reasonably acceptable to PEC and its counsel, PEC will provide, or cause its counsel to provide, its transfer agent with such instructions or opinions as may be required by the transfer agent to remove the restrictive legend on the certificate evidencing the PEC shares so that the shares may be sold in compliance with Rule 144.

                  2.4 Legends. Upon expiration of two years from Closing, PEC will promptly remove the legends from the Restricted Shares; provided that the provisions of Rule 144(k) have been satisfied.

         3. Restricted Shares - Registration Under Securities Act, etc.

                  3.1 Registration.

                  (a) Filing. Promptly following the execution of this Agreement and the contemporaneous closing of the transaction contemplated by the Merger Agreement, PEC shall file a Registration Statement on Form S-3 (the "Form S-3") with the Commission covering the distribution of the Restricted Shares. PEC agrees to use its reasonable best efforts to (i) have the Form S-3 declared effective; (ii) respond to any comments from the SEC, and (iii) cause such Registration Statement to become effective with the SEC within 45 days of its filing.


                                    EXH B-1-2

                  (b) Expenses. PEC shall pay all Registration Expenses in connection with the Form S-3.

                  3.2 Registration Procedures. Following the effective date of the Form S-3, PEC will promptly:

                  (a) prepare and file with the Commission such amendments and supplements to the Form S-3 and the prospectus used in connection therewith as may be necessary to keep the Form S-3 effective and to comply with the provisions of the Securities Act with respect to the disposition of the Restricted Shares until the earlier of (i) such time as all of such Restricted Shares have been disposed of in accordance with the intended methods of disposition by the Shareholders, or (ii) the expiration of twenty-four (24) months after such effective date and furnish to each of the Shareholders prior to the filing thereof a copy of any amendment or supplement to the Form S-3 or prospectus and shall not file any such amendment or supplement to which either of the Shareholders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder. The number of Restricted Shares that may be sold under the Form S-3 including the 149,184 shares of PEC Common Stock to be issued by PEC pursuant to the terms of the Asset Purchase Agreement, date of even date with this Agreement, among PEC, Patterson Drilling Company LP, LLLP and Jones Drilling Corporation may not exceed 200,000 shares in a 30-day period without consultation with PEC;

                  (b) furnish to each of the Shareholders one originally executed Form S-3, with all amendments, supplements and additional documentation; such number of conformed copies of such Form S-3 and of each such amendment and supplement thereto (in each case including all exhibits) as either or both of the Shareholders may reasonably request; such number of copies of the prospectus included in the Form S-3 (including each preliminary prospectus and any summary prospectus) as required by the Securities Act as such Shareholders may reasonably request; such documents, if any, incorporated by reference in the Form S-3 or prospectus; and such other documents as either or both of the Shareholders may reasonably request;

                  (c) use its best efforts to register or qualify the Restricted Shares and other securities covered by the Form S-3 under such other securities or blue sky laws of such jurisdictions as either or both of the Shareholders shall reasonably request, to keep such registration or qualification in effect for so long as the Form S-3 remains in effect, and do any and all other acts and things which may be necessary or advisable to enable the Shareholders to consummate the disposition in such jurisdictions of the Restricted Shares covered by the Form S-3, except that PEC shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision
(c) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (d) immediately notify the Shareholders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Form S-3, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light


                                    EXH B-1-3
of the circumstances then existing, or if it is necessary to amend or supplement such prospectus or Form S-3 to comply with law, and at the request of the Shareholders, prepare and furnish to the Shareholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Restricted Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing and shall otherwise comply in all material respects with the law and so that such prospectus or Form S-3, as amended or supplemented, will comply with law;

                  (e) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first month of the first fiscal quarter after the effective date of the Form S-3, if such earnings statement is necessary to satisfy the provisions of Section 11(a) of the Securities Act.

         4.       Indemnification.

                  4.1 Indemnification by PEC. PEC will, and hereby does, indemnify and hold harmless each of the Shareholders against any losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorney's fees), to which the respective Shareholders may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and PEC will reimburse the respective Shareholders for any legal or any other expenses incurred by them in connection with investigating or defending or settling any such loss, claim, liability, action or proceeding; provided that PEC shall not be liable in any such case to the extent that any loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to PEC by either or both of the Shareholders for use in preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Shareholders and shall survive the transfer of such securities by either or both of the Shareholders. PEC will make provision for contribution in lieu of any such indemnity that may be disallowed as shall be reasonably requested by either or both of the Shareholders.

                  4.2 Indemnification by the Shareholders. The Shareholders hereby severally indemnify and hold harmless PEC, each director of PEC, each officer of PEC who shall sign such registration statement and each other person, if any, who controls PEC within the meaning


                                    EXH B-1-4
of the Securities Act from and against losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of material fact contained in the Form S-3 any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to PEC by such Shareholder for use in the preparation of the Form S-3, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement up to the net proceeds received by the Shareholders. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of PEC or any such director, officer or controlling person and shall survive the transfer of such securities by either or both of the Shareholders.

                  4.3 Notice of Claims, etc. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 4, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any other party the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for the settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  4.4 Indemnification Unavailable. If the indemnification provided for in this Section 4 is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under any such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by such indemnified party on the one hand and the indemnifying parties on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of such indemnified party on the one hand and the indemnifying parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnified party and the indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a


                                    EXH B-1-5
material fact relates to information supplied by such parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions. The parties agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending or settling any such action or claim. Notwithstanding the foregoing, the liability of the respective Shareholders under this Section 4.4 shall be limited to the net proceeds received by each such Stockholder.

                  4.5 No Settlement, etc. No indemnifying party shall, except with the written consent of the indemnified party, consent to entry of any judgment or entry into settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or action.

                  4.6 Indemnity Operative and in Full Force. The indemnity and contribution agreements contained in this Section 4 shall remain operative and in full force and effect regardless of any termination of this Agreement.

         5. Amendments and Waivers. This Agreement may be amended, and PEC may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if PEC shall have obtained the written consent to such amendment, action or omissions to act of the holder or holders of at least 51% or more of the Restricted Shares.

         6. Notices. Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, or courier addressed to:

                  6.1 if to the respective Shareholders, at the address shown on stock transfer books of PEC or such other address as either of the Shareholders has advised PEC in writing, and

                  6.2 if to PEC, at 4510 Lamesa Highway, P.O. Drawer 1416, Snyder, Texas 79550 to the attention of its President or to such other address as PEC shall have furnished to the Shareholders.

         7. Miscellaneous. This Agreement embodies the entire agreement and understanding between PEC and the respective Shareholders with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one instrument.


                                    EXH B-1-6

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                           PEC:

                                           PATTERSON ENERGY, INC.


                                           By:
                                              ----------------------------------
                                               Cloyce A. Talbott
                                               Chief Executive Officer

                                           SHAREHOLDERS:


                                           -------------------------------------
                                           LaWayne E. Jones


                                           -------------------------------------
                                           Lance E. Jones



                                    EXH B-1-7

                                                                     EXHIBIT C-1

                        INVESTMENT REPRESENTATION LETTER


                                 January 5, 2001


Patterson Energy, Inc.
4510 Lamesa Highway
Snyder, Texas  79549


         This letter is being submitted to Patterson Energy, Inc. ("PEC") in connection with and as a condition to PEC's closing of the transaction contemplated by the Agreement and Plan of Merger among PEC, Patterson Drilling Company LP, LLLP ("PDC") and Jones Drilling Corporation (the "Company"). The undersigned, one of two shareholders of the Company, will be issued shares of common stock of PEC ("PEC Shares") as partial consideration for the merger of Company with and into PDC. Capitalized terms not defined herein shall have the meaning given them in the Memorandum (as defined below).

         1. Representations and Warranties.

         The undersigned hereby represents and warrants to PEC that the following statements are true:

                  a. The undersigned has been furnished a copy of the Memorandum, dated December 29, 2000 (the "Memorandum") containing a copy of PEC's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1999, and all other reports filed by PEC with the Securities and Exchange Commission since January 1, 2000 (collectively, the "Reports") and has carefully reviewed the Memorandum and the Reports, including, but not limited to, the section entitled "Disclosure Concerning Forward-Looking Statements," setting forth certain Cautionary Statements or risk factors relating to PEC and its businesses and operations.

                  b. The undersigned has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in PEC vis-a-vis the PEC Common Stock to be issued by PEC as partial consideration for the merger.

                  c. The undersigned has had an opportunity to ask questions of PEC and its management concerning PEC and PDC, the businesses of PEC and PDC and the PEC Shares and, if asked, all such questions have been answered to the full satisfaction of the undersigned.

                  d. The undersigned understands that PEC has not registered the offer or sale of the PEC Shares under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption therefrom under Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder. The undersigned therefore acknowledges that in no event may he sell or otherwise transfer the PEC Shares without registration under the Act (see paragraph (g) below).

                                    EXH C-1-1

                  e. The undersigned represents that he will acquire the PEC Shares for his own account, with no intention to distribute or offer to distribute the same to others without registration under the Act, and understands that the issuance by PEC of the PEC Shares will be predicated upon the undersigned's lack of such intention.

                  f. The undersigned understands that neither the Securities and Exchange Commission nor the securities commissioner of any state has received or reviewed any documents relative to an investment in PEC, or has made any finding or determination relating to the fairness of an investment in PEC.

                  g. The undersigned acknowledges that stop transfer instructions will be placed with PEC's transfer agent to restrict the resale, pledge, hypothecation or other transfer of the PEC Shares.

                  h. The undersigned acknowledges that, except as provided in the Registration Rights Agreement attached as Exhibit B to the Agreement and Plan of Merger, PEC is under no obligation to register the PEC Shares for sale under the Act or to assist the undersigned in complying with any exemption from registration under the Act, or any state securities laws.

                  i. The undersigned understands and acknowledges that the foregoing representations and warranties will be relied upon by PEC in connection with the issuance of the PEC Shares.

                  j. The undersigned has an individual net worth, or joint net worth with the undersigned's spouse in excess of $1 million.

         2.       Indemnification.

         The undersigned agrees to indemnify and hold harmless PEC and PDC, or either of them, the officers, directors and affiliates of either of them and each other person, if any, who controls either of them, within the meaning of
Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or failure by the undersigned to comply with any covenant or agreement made by each of the undersigned herein.

         3.       Survival.

         All representations, warranties and covenants contained in this letter shall survive the closing of the merger.

                                                            Very truly yours,


                                                            --------------------
                                                            LaWayne E. Jones


                                    EXH C-1-2

                                                                     EXHIBIT C-2

                        INVESTMENT REPRESENTATION LETTER


                                 January 5, 2001


Patterson Energy, Inc.
4510 Lamesa Highway
Snyder, Texas  79549


         This letter is being submitted to Patterson Energy, Inc. ("PEC") in connection with and as a condition to PEC's closing of the transaction contemplated by the Agreement and Plan of Merger among PEC, Patterson Drilling Company LP, LLLP ("PDC") and Jones Drilling Corporation (the "Company"). The undersigned, one of two shareholders of the Company, will be issued shares of common stock of PEC ("PEC Shares") as partial consideration for the merger of Company with and into PDC. Capitalized terms not defined herein shall have the meaning given them in the Memorandum (as defined below).

         1.       Representations and Warranties.

         The undersigned hereby represents and warrants to PEC that the following statements are true:

                  a. The undersigned has been furnished a copy of the Memorandum, dated December 29, 2000 (the "Memorandum") containing a copy of PEC's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1999, and all other reports filed by PEC with the Securities and Exchange Commission since January 1, 2000 (collectively, the "Reports") and has carefully reviewed the Memorandum and the Reports, including, but not limited to, the section entitled "Disclosure Concerning Forward-Looking Statements," setting forth certain Cautionary Statements or risk factors relating to PEC and its businesses and operations.

                  b. The undersigned has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in PEC vis-a-vis the PEC Common Stock to be issued by PEC as partial consideration for the merger.

                  c. The undersigned has had an opportunity to ask questions of PEC and its management concerning PEC and PDC, the businesses of PEC and PDC and the PEC Shares and, if asked, all such questions have been answered to the full satisfaction of the undersigned.

                  d. The undersigned understands that PEC has not registered the offer or sale of the PEC Shares under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption therefrom under Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder. The undersigned therefore acknowledges that in no event may he sell or otherwise transfer the PEC Shares without registration under the Act (see paragraph (g) below).

                                    EXH C-2-1

                  e. The undersigned represents that he will acquire the PEC Shares for his own account, with no intention to distribute or offer to distribute the same to others without registration under the Act, and understands that the issuance by PEC of the PEC Shares will be predicated upon the undersigned's lack of such intention.

                  f. The undersigned understands that neither the Securities and Exchange Commission nor the securities commissioner of any state has received or reviewed any documents relative to an investment in PEC, or has made any finding or determination relating to the fairness of an investment in PEC.

                  g. The undersigned acknowledges that stop transfer instructions will be placed with PEC's transfer agent to restrict the resale, pledge, hypothecation or other transfer of the PEC Shares.

                  h. The undersigned acknowledges that, except as provided in the Registration Rights Agreement attached as Exhibit B to the Agreement and Plan of Merger, PEC is under no obligation to register the PEC Shares for sale under the Act or to assist the undersigned in complying with any exemption from registration under the Act, or any state securities laws.

                  i. The undersigned understands and acknowledges that the foregoing representations and warranties will be relied upon by PEC in connection with the issuance of the PEC Shares.

                  j. The undersigned has an individual net worth, or joint net worth with the undersigned's spouse in excess of $1 million.

         2.       Indemnification.

         The undersigned agrees to indemnify and hold harmless PEC and PDC, or either of them, the officers, directors and affiliates of either of them and each other person, if any, who controls either of them, within the meaning of
Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or failure by the undersigned to comply with any covenant or agreement made by each of the undersigned herein.

         3.       Survival.

         All representations, warranties and covenants contained in this letter shall survive the closing of the merger.

                                                            Very truly yours,


                                                            --------------------
                                                            Lance E. Jones



                                    EXH C-2-2

                                                                       EXHIBIT D

                             PATTERSON ENERGY, INC.

                        SELLING SHAREHOLDER QUESTIONNAIRE


Full Name:
          ---------------------------------------------------------------------

Address:
        -----------------------------------------------------------------------

Total number of shares of Common Stock of Patterson Energy, Inc. ("PEC") beneficially owned(1) by the Undersigned:
                                         --------------------------------------

Total number of Shares of PEC's Common Stock to be sold by the undersigned pursuant to the Registration Statement on Form S-3 to be filed by PEC in accordance with the Registration Rights Agreement (the "Registration Rights Agreement") among PEC and LaWayne E. Jones and Lance E. Jones to be entered into at the closing of the transactions contemplated by that certain Agreement and Plan of Merger dated as of January 1, 2001 among PEC, Patterson Drilling Company LP, LLLP, and Jones Drilling Corporation:
                                         --------------------------------------

Positions or offices held, or other material relationship, with PEC or any of its affiliates at any time since October 31, 1997:
                                                  -----------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares:

    (a) voting power, which includes the power to vote, or to direct the voting of, such security; and/or

    (b) investment power, which includes the power to dispose, or to direct the the disposition, of such security

   In addition, you are deemed to be the beneficial owner of a security if you have the right to acquire such voting power or investment power within 60 days, including, specifically, but not limited to, any right to acquire (i) through the exercise of any option, warrant or right, (ii) through the conversion of a security, (iii) pursuant to the power to revoke a trust, discretionary account or similar arrangement, or (iv) pursuant to the automatic termination of a trust, discretionary account, or similar arrangement; provided, however, if you acquire a security or power as specified in provisions (i), (ii) or (iii) above, with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition you shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such security or power.



                                    EXH D-1

         The Undersigned represents and warrants to PEC that the above information is true and correct and understands and agrees that it will be used in the Registration on Form S-3 being filed by PEC with the Securities and Exchange Commission pursuant to the Registration Rights Agreement. The Undersigned also represents and agrees that it will promptly notify PEC in writing of any change in the information contained herein prior to termination of the offering.


Dated:  January __, 2001



                                                       -------------------------

                                                       --------------

                                     EXH D-2

                                 PROMISSORY NOTE


$_________        Duncan, Oklahoma                   ___________, 200__

         FOR VALUE RECEIVED, Patterson Energy, Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of ____________________ ("Lender"),_________________, Duncan, Oklahoma 76092, the principal sum of ________________________________ and No/100 Dollars ($____________) (or the
unpaid balance of all principal advanced against this Note, if that amount is less), on or before January __, 2007 (the "Termination Date"). This Note is the "Tax Indemnity Note" referenced in the Agreement and Plan of Merger dated as of January 5, 2001 between Maker and Jones Drilling Corporation, an Oklahoma corporation and is intended to evidence the obligation of Maker to repay to Lender certain amounts paid to Maker by Lender as indemnity thereunder.

         1.       Interest and Payment.

                  (a) Payments of Principal. The principal of this Note shall be due on the dates (the "Payment Dates") and in the amounts as follows:

                           Amount                             Payment Date

                           $                                  March 15,
                            -------                                     -------
                           $                                  March 15,
                            -------                                     -------

                  (b) Maturity. The principal of this Note and all accrued but unpaid interest hereon shall be due and payable in full on the Termination Date, or on the date earlier accelerated as permitted herein.

                  (c) Accrual and Payment of Interest. Interest on this Note shall not accrue as to any principal which is paid on or before the date payment is due. If any payment of principal is not made on the date due, interest will thereafter accrue on the unpaid amount of such payment until paid at a rate of nine percent (9%) per annum. The aggregate outstanding principal balance of the Note, together with any accrued and unpaid interest thereon, shall be due and payable in full on the earlier of the Termination Date or the date on which the
Note is accelerated as permitted herein.

         2. Default. Maker shall be in default under this Note ("Default") upon the occurrence of any of the following events:

                  (a) if any principal, interest or other amount of money due under this Note is not paid in full within five business days of the date due;



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                  (b) upon the occurrence and continuance of an event of default beyond any applicable period of grace under any indebtedness for borrowed money of Borrower which results in the acceleration of such indebtedness in excess of $5 million in principal amount; or

                  (c) upon the dissolution, termination of existence, insolvency or business failure of the Maker, or the application for the appointment of a receiver for the property of the Maker or the commencement by or against the Maker of any proceeding under any bankruptcy, reorganization, insolvency or similar law for the relief of debtors).

         3.       Remedies.

                  (a) All Remedies Available. Upon the occurrence of a default, the holder hereof shall have the right to declare the unpaid principal balance and any accrued but unpaid interest on this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note or at law or in equity.

                  (b) No Waiver. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

         4.       Usury Savings Provisions.

                  (a) General Limitation. Notwithstanding anything herein, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder, or any interest contracted for, collected or received by Lender or any holder hereof, exceed the Maximum Lawful Rate.


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

                  (b) Intent of Parties. It is expressly stipulated and agreed to be the intent of Maker and Lender at all times to comply with applicable law governing the maximum rate or amount of interest payable on or in connection with this Note. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved or received with respect to this Note, or if acceleration of the maturity of this Note, any prepayment by Maker, or any other circumstance whatsoever, results in Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Maker and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this
Note immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate. The term "applicable law" as used herein shall mean the laws of the State of Texas, or any applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. The provisions of this paragraph shall control all agreements between Maker and Lender.

         5.       General Provisions.

                  (a) Business Days. Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable.

                  (b) Prepayments. Maker shall be entitled to prepay this Note in whole or in part at any time.

                  (c) Application of Payments. All payments made as scheduled on this Note shall be applied, to the extent thereof, first to accrued but unpaid interest and the balance to unpaid principal. Nothing herein shall limit or impair any rights of the holder hereof to apply any proceeds from the disposition of any collateral by foreclosure or other collections after default.

                  (d) Costs of Collection. If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder of this Note in connection with this Note and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all costs and expenses incurred by such


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

holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

                  (e) Waivers and Acknowledgments. Maker hereby (i) waives demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (ii) agrees that the holder hereof shall not be required first to institute suit or exhaust its remedies against Maker or others liable or to become liable hereon or to enforce its rights against them or any security herefor; and (iii) consents to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them.

                  (f) Amendments in Writing. This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

                  (g) Assignments/Participations. Maker acknowledges and agrees that the holder of this Note may assign this Note, at any time and from time to time, to any person.

                  (h) Successors and Assigns. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Maker shall bind its successors and assigns and shall be for the benefit of Lender and any holder hereof, and their successors and assigns.

                  (i) GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY TEXAS LAW, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION OR ENFORCEMENT OF INTERESTS, OR THE REMEDIES RELATED TO ANY PART OF THE COLLATERAL, OR TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES.

         IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                                      MAKER:

                                      PATTERSON ENERGY, INC.,
                                      a Delaware corporation


                                      By:
                                         --------------------------------
                                      Name:
                                           ------------------------------
                                      Title:
                                            -----------------------------


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